As filed with the Securities and Exchange Commission on February 27, 2007
Investment Company Act File No. 811-21162

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 21 (Check appropriate box or boxes)	|X|

BLACKROCK CORE PRINCIPAL PROTECTED FUND Of BlackRock Principal Protected Trust (Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

609-282-2800 (Registrant’s Telephone Number, Including Area Code:)

ROBERT C. DOLL, JR. BlackRock Principal Protected Trust P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099
BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant on behalf of its series, BlackRock Core Principal Protected Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of common stock of the Fund are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933, as amended (sometimes referred to here in as the “Securities Act” or the “1933 Act”) as a result, no amendment to the Fund’s Registration Statement under that Act is being made. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

BlackRock Principal Protected Trust (the “Trust”) is an open-end management investment company that was organized on July 15, 2002 as a statutory trust under the laws of the State of Delaware. The Trust consists of three series: the Fund, BlackRock Basic Value Principal Protected Fund and BlackRock Fundamental Growth Principal Protected Fund. BlackRock Advisors, LLC (“BlackRock Advisors” or the “Investment Adviser”) manages the Fund’s investments subject to oversight of the Board of Trustees of the Trust. This registration statement relates solely to the shares of the Fund.

The BlackRock Core Principal Protected Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but are not offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. It is expected that the Fund will be offered on a continuous basis during the Post-Guarantee Period.

The Guarantee Period began on February 28, 2003 (commencement of operations) and is scheduled to continue for a period of seven years and to conclude on February 28, 2010 (the “Guarantee Maturity Date”). During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to ensure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company that is a leading guarantor of public finance and structured finance obligations.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Fund’s Payment Undertaking and/or the Policy.

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PART A
February 27, 2007

BLACKROCK CORE PRINCIPAL PROTECTED FUND

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objectives

During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

During the Post-Guarantee Period, the Fund will seek long term capital growth.

(b) Implementation of Investment Objectives

Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during the Guarantee Period.

Under normal market conditions, during the Guarantee Period the Fund’s assets are allocated between a:
•	Core Component, consisting primarily of equity securities of large cap companies, and a
•	Protection Component, consisting primarily of U.S. Treasury bonds, including zero coupon bonds.

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Core Component — The Fund invests all of the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series Trust (the “Master Trust”) a mutual fund whose investment objective is to seek long term capital growth. All investments of the assets of the Core Component will be made at the Master Trust level. The investment results of the Core Component will correspond directly to the investment results of the Master Portfolio in which it invests. For simplicity, when describing the Core Component, this Prospectus uses the term “Fund” to include the Master Portfolio.

Under normal circumstances, the Fund invests at least 80% of the assets of the Core Component in equity securities of large cap companies the Investment Adviser selects from among those that are, at the time of purchase, included in the Russell 1000® Index. Companies removed from the Russell 1000® Index, after purchase by the Fund, will continue to be considered to have large market capitalizations for purposes of the 80% investment policy. The size of companies in the Russell 1000® Index changes with market conditions and the composition of the Index. The Investment Adviser uses a multi-factor quantitative model to look for companies within the Russell 1000® Index that, in its opinion, are consistent with the investment objective of the Fund.

The Fund employs a blended investment strategy for the Core Component that emphasizes a mix of both growth and value investing techniques and will seek to outperform the Russell 1000® Index.

In selecting securities from the Fund’s benchmark universe, the Investment Adviser uses a proprietary multi-factor quantitative model. The factors used by the model include stock valuation, quality of earnings and potential future earnings growth. The Investment Adviser looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value among other factors is also examined – if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for the Fund. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because the Fund generally will not hold all the stocks in the Russell 1000® Index, and because the Fund’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Fund is not an “index” fund. In seeking to outperform the Fund’s benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the Russell 1000® Index. These criteria currently include the following:
•	Relative price to earnings and price to book ratios
•	Stability and quality of earnings
•	Earnings momentum and growth
•	Weighted median market capitalization of the Fund’s portfolio
•	Allocation among the economic sectors of the Fund’s portfolio as compared to the Russell 1000® Index
•	Weighted individual stocks within the Russell 1000® Index

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These criteria are explained in more detail in Part B of this Registration Statement.

The Fund may sell a security if, for example, the price of the security has increased to a level targeted by the Fund, if the Investment Adviser determines that the issuer of the security no longer meets the criteria established by the Investment Adviser for the purchase of the security, or if the Investment Adviser believes there is a more attractive investment opportunity for the funds invested.

Protection Component — The Investment Adviser seeks investments for the Protection Component that have financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date. The Fund will seek to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. The Protection Component will consist primarily of securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, which may include zero coupon U.S. Treasury bonds. The Fund also may invest in STRIPS (which are securities that are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities), futures on U.S. Treasury securities, money market instruments and corporate bonds or other debt instruments.

Asset Allocation — The Investment Adviser uses a proprietary mathematical formula to determine, on an ongoing basis, the percentage of assets allocated to the Core Component and to the Protection Component. The formula evaluates a number of factors, including, but not limited to:
•	the market value of the Fund’s assets as compared to the aggregate Guaranteed Amount;
•	the prevailing level of interest rates;
•	equity market volatility; and
•	the length of time remaining until the Guarantee Maturity Date.

The formula was used to determine the initial allocation between the Core Component and the Protection Component on the first day of the Guarantee Period and is used on an ongoing basis to evaluate the allocation of Fund assets. Because market conditions and the level of interest rates are subject to change and the Fund evaluates its asset allocation on an ongoing basis, it is impossible to say with any certainty how much of the Fund’s assets will be allocated to a particular Component over any period of time. In general, as the market value of the Core Component rises, more assets are allocated to the Core Component, and as the market value of the Core Component declines, more assets are allocated to the Protection Component. In the event of a significant decline in the equity market, the formula may allocate all or substantially all of the Fund’s assets to the Protection Component. If this happens, such allocation to the Protection Component may be irreversible. Conversely, at times, changes in market conditions and in the level of interest rates could cause the formula to allocate all or substantially all of the Fund’s assets to the Core Component.

The formula may require the Fund to have a higher portfolio turnover rate as compared to other mutual funds.

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The Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for no less than such shareholder’s Guaranteed Amount. While the Fund seeks to provide investors with the upside earnings potential available in rising equity markets to the extent assets are allocated to the Core Component, the Fund also seeks to provide protection against a falling equity marketplace by allocating a portion of its assets to the Protection Component and by purchasing the Policy. To the extent that assets are allocated to the Protection Component, rather than the Core Component, during the Guarantee Period, the Fund’s ability to participate in upward equity market movements will be reduced. The Fund purchased the Policy from Ambac pursuant to the Financial Guarantee Agreement to insure that if the Fund cannot satisfy its Payment Undertaking with respect to the Guaranteed Amount on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount not less than the initial value of that shareholder’s account (less extraordinary expenses not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. This amount is referred to as the Guaranteed Amount. The Financial Guarantee Agreement requires the Investment Adviser to comply with certain agreed upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount at the Guarantee Maturity Date. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, all of the Fund’s assets may be reallocated to the Protection Component.

The Fund will pay to Ambac, under the Financial Guarantee Agreement, an annual fee equal to 0.625% of the average daily net assets of the Fund during the Guarantee Period. If the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to his or her Guaranteed Amount, Ambac will pay to the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. Ambac has earned triple-A financial strength and claims-paying ability ratings from Standard & Poor’s and Moody’s Investors Services, Inc. These ratings are an essential part of Ambac’s ability to provide credit enhancement. If Ambac becomes insolvent or its credit deteriorates substantially, payment under the Policy may not be made or may become unlikely. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal. During the Post-Guarantee Period, an investment in the Fund will no longer receive the benefit of the Fund’s Payment Undertaking or the Policy.

Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”). Ambac is a leading guarantor of public finance and structured finance obligations.

Ambac has not participated in the organization of the Fund or the preparation of this Prospectus, and makes no representation regarding the advisability of an investment in the Fund. The description of Ambac provided herein should be read in conjunction with the description relating to Ambac, its business, condition and performance and insurance regulatory matters included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the Securities and Exchange Commission (“SEC”) by AFG. Information about Ambac can be found in Part B of this Registration Statement and in the reports filed with the SEC by AFG.

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The Fund will provide you with a copy of AFG’s most recent annual or quarterly report, free of charge, upon your request. The annual report of AFG contains a summary of selected financial information. To receive a copy of this report please contact the Fund by telephone at 1-800-441-7762 or write to the Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08336.

Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies with respect to the Core Component during the Guarantee Period.

The Fund may invest up to 10% of the assets of the Core Component in securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.”

The Fund may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which the Fund may invest the assets of the Core Component.

The Fund also may lend portfolio securities of the Core Component and may invest uninvested cash balances in affiliated money market funds.

As a temporary measure for defensive purposes, the Fund may invest the assets of the Core Component without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. Investment in these securities also may be used to meet redemptions. Short-term investments and temporary defensive positions may limit the potential for the Fund to achieve its objective of long-term capital growth.

Post-Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during Post-Guarantee Period.

After the Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell all of the assets of the Protection Component and increase the Core Component as soon as reasonably practicable. The Fund will become a “feeder” fund of the Master Portfolio in a master/feeder structure and will not make direct investments in securities. During the Post-Guarantee Period, the Fund’s principal investment strategies are the same as those described above under “Core Component” above.

During the Post-Guarantee Period, the Board of Trustees of the Fund may, in its discretion, cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law.

The Fund’s investment objectives may be changed by the Fund’s Board of Trustees without shareholder approval.

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(c) Risks

Investment Risks

This section contains a summary discussion of the main risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective or that the Fund’s performance will be positive for any period of time.

Guarantee Period

Outlined below are the main risks of investing in the Fund during the Guarantee Period.

Risks Associated with the Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date shareholders will be able to redeem their shares at their Guaranteed Amount, provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund’s Payment Undertaking is backed by the Policy issued by Ambac. It is possible that the Fund will be unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount. In addition, although Ambac has been assigned triple-A financial strength and claims-paying ability ratings, it is also possible that the financial position of Ambac may deteriorate and Ambac would be unable to satisfy its obligations under the Policy. In such event, shareholders will receive their pro rata portion of the Fund’s net asset value if they redeem their shares on the Guarantee Maturity Date. The Policy is solely the obligation of Ambac. The Fund is not guaranteed or insured by BlackRock or its affiliates, the United States Government, or any other person (other than Ambac in connection with its issuance of the Policy). Furthermore, the Policy issued by Ambac is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of New York Insurance Law. Consequently, in the event of the insolvency of Ambac, the Fund would not be able to bring a claim against the Property/Casualty Insurance Security Fund.

The terms of the Financial Guarantee Agreement (executed in connection with the Policy) require the Investment Adviser to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the Guaranteed Amount. In addition, these investment parameters limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with restrictions set forth in the Financial Guarantee Agreement, Ambac may elect to cause the Fund to reallocate all of its assets to the Protection Component.

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Restrictions Under Financial Guarantee Agreement — Pursuant to the Financial Guarantee Agreement among the Fund, the Investment Adviser and Ambac, the Investment Adviser and the Fund have agreed to comply with certain risk management restrictions that limit the Fund’s allocation of assets to the Core Component. This limitation is designed to reduce, but does not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount on the Guarantee Maturity Date. The Financial Guarantee Agreement limits the manner in which the Fund may be managed during the Guarantee Period, which may limit the Investment Adviser’s ability to respond to changing market conditions during the Guarantee Period. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to reallocate all of its assets to the Protection Component. Use of the Protection Component reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities.

Risks Associated With Asset Allocation Process — If Fund assets are largely invested in the Protection Component, the Fund’s exposure to equity markets will be reduced and the Fund will be more highly correlated with bonds. If during the Guarantee Period the equity markets experience a major decline, the Fund’s assets may become largely or entirely invested in the Protection Component. In fact, if the value of the Core Component were to decline significantly (whether within a short period of time or over a protracted period), a complete and irreversible reallocation to the Protection Component may occur. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Investment in the Protection Component during the Guarantee Period reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities. In addition, the terms of the Financial Guarantee Agreement prescribe certain investment parameters within which the Fund must be managed during the Guarantee Period. Accordingly, the Financial Guarantee Agreement could limit the Investment Adviser’s ability to alter the allocation of Fund assets during the Guarantee Period in response to changing market conditions.
The asset allocation process may result in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate may increase the Fund’s transaction costs, which would adversely affect performance. Also, an investor may receive taxable gains from portfolio transactions by the Fund.

Limitations on Guaranteed Amount — If a shareholder may need access to his or her money at any point prior to the Guarantee Maturity Date or if a shareholder prefers to receive dividends and distributions in cash, such shareholder should consider the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, which could result in the redeeming shareholder receiving less than the Guaranteed Amount. In addition, a shareholder’s Guaranteed Amount will be reduced by any redemptions made, and by any dividends and distributions such shareholder receives in the form of cash, prior to the Guarantee Maturity Date. If the Fund incurs extraordinary expenses that are not covered by the Fund’s Payment Undertaking or the Policy, a shareholder’s Guaranteed Amount also will be reduced. Examples of such extraordinary expenses may include legal fees or other costs of litigating a claim brought against the Fund.

Risk of Default — In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. The Policy is solely an obligation of Ambac. Consequently, an investment in the Fund involves a risk of loss if Ambac is placed in bankruptcy or receivership, or is otherwise unable to pay, or defaults on, its obligations under the Policy. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal.

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Taxable Income — The Fund will distribute any net gains and income (including accrued but unpaid income on zero coupon bonds) to shareholders at least annually. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund. Shareholders who do not reinvest distributions, however, will be subject to a reduction in their Guaranteed Amount.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current Guaranteed Amount per share, thereby reducing the overall Guaranteed Amount for the shareholder. A redemption made from the Fund prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, less any applicable deferred sales charge, which may be higher or lower than the net asset value at the Fund’s commencement of operations.

The Guaranteed Amount per share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in additional shares of the Fund, the shareholder’s total Guaranteed Amount will remain the same because he or she will hold a greater number of shares at a reduced Guaranteed Amount per share following payment of a dividend or distribution. The result is to preserve the total Guaranteed Amount to which he or she was entitled before the dividend or distribution was made. If a shareholder elects to receive any dividends or distributions in cash, however, he or she will hold the original number of shares at the reduced Guaranteed Amount per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount to which such shareholder was entitled before the dividend or distribution was made.

Example. Assume a shareholder reinvests dividends and distributions. The number of shares such shareholder owns in the Fund will increase at each date on which a dividend or distribution is declared. Although the number of shares in the account increases, and the Guaranteed Amount per share decreases, the shareholder’s overall Guaranteed Amount does not change.

Assume a shareholder made an initial investment of $20,000 in Investor A shares of the Fund at the offering price of $10.55 (which includes the 5.25% front end sales charge and a $5.35 processing fee). Such shareholder now has $18,944.65 invested in the Fund and holds 1,894.47 shares. The shareholder’s Initial Guaranteed Amount is $18,944.65, since the sales charge and processing fee are not covered by the Guarantee. Assume it is now December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also, assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

To recalculate the shareholder’s Guaranteed Amount per share:

1.	Determine the value of the shareholder’s dividend. The total dividend will equal the per share dividend multiplied by the number of shares owned the day before the dividend is declared. In the example, 1,894.47 shares are multiplied by $0.15 per share to arrive at $284.17.

2.	Determine the number of shares that will get added to the shareholder’s account when the dividend is reinvested. The additional shares equal the value of the dividend divided by the ending net asset value per share on the day the dividend was declared. In the example, $284.17 divided by $11.25 or 25.26 shares.

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3.	Adjust the shareholder’s account for the additional shares. Add 1,894.47 and 25.26 to arrive at the new share balance of 1,919.73.

4.	Determine the shareholder’s new Guaranteed Amount per share. Take the original Guaranteed Amount and divide by the new share balance. In the example, $18,944.65 is divided by 1,919.73 shares to arrive at the new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $18,944.65.

The same process applies for the recalculation of the Guaranteed Amount per share for Investor B and Investor C shares. Again, assume a shareholder made an initial investment of $20,000 in Investor B or Investor C shares at the offering price of $10. Such shareholder now has $20,000 invested in the Fund and holds 2,000 shares. The shareholder’s initial Guaranteed Amount is $20,000. Let us further assume it is December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

1.	Following the example above, we first multiply the 2,000 shares held by the Investor B or Investor C shareholder by $0.15 per share to arrive at $300.

2.	To determine the number of shares added to your account when your dividend is reinvested we divide the amount of the dividend ($300) by the ending net asset value per share on the day the dividend was declared. In our case, $300 is divided by $11.25. This results in 26.67 shares

3.	Next, your account is adjusted for your additional shares. Adding 2,000 and 26.67 you arrive at your new share balance of 2,026.67 shares.

4.	To determine your new Guaranteed Amount per share take your original Guaranteed Amount and divide by your new share balance. In this example we divide $20,000 by 2026.67 shares to arrive at a new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $20,000.

If a shareholder does not reinvest dividends and distributions in additional shares of the Fund, such dividends and distributions will be treated as a redemption of the shares that would have otherwise been purchased through the proceeds of the dividend or distribution, and the Guaranteed Amount will be reduced.

Although shareholders can perform this calculation themselves, the Fund will recalculate the Guaranteed Amount per share whenever the Fund declares a dividend or makes a distribution. It is possible that the Fund’s calculations may differ from a shareholder’s calculations, for example, because of rounding or the number of decimal places used. In each case, the Fund’s calculations will control.

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Core Component Risks

The main risks of the Core Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the stock markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Protection Component Risks

The main risks of the Protection Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the bond markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Interest Rate and Zero Coupon Bond Risk—The main risk associated with investing in bonds is interest rate risk. Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by the Investment Adviser.

The Fund seeks to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. As the Fund draws nearer to the Guarantee Maturity Date, the duration of the Protection Component will be reduced. As a result, the Fund will be more susceptible to the risk of rising interest rates early in the Guarantee Period, when its bond portfolio is likely to have a longer duration. For example, a portfolio with a duration of seven years generally would decline seven percent if interest rates were to rise one percent. By contrast, a bond portfolio with a duration of three years would generally only decline three percent if interest rates rose one percent.

The market value of a bond portfolio containing a significant amount of zero coupon bonds (and which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With bonds issued by certain U.S. Government agencies or instrumentalities or U.S. Government sponsored enterprises (e.g., Federal National Mortgage Association or Federal Home Loan Mortgage Company), there is a risk that the issuer will default on the payment of principal or interest. These securities are often not guaranteed by the full faith and credit of the United States.

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Additional Core Component Risks:
In addition to the main risks set forth above, during the Guarantee Period the Fund may be subject to certain other risks associated with its investments or investment strategies, including:

Derivatives — The Fund may use derivative instruments to hedge its investments. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit Risk – the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

Leverage Risk – the risk, associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

When Issued and Delayed Delivery Securities and Forward Commitments — The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

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Borrowing and Leverage Risk — The Fund may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund’s return. Certain derivative securities that the Fund may buy or other techniques that the Fund may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Securities Lending — The Fund may lend securities with a value up to 33 1/3% of the Core Component’s total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Depositary Receipts — The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Foreign Securities Risks — The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.
•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates
•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States
•	Foreign holdings may be adversely affected by foreign government action
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings
•	The economies of certain countries may compare unfavorably with the U.S. economy
•	Foreign securities markets may be smaller than the U.S markets, which may make trading more difficult

Investment in Other Investment Companies — The Fund may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the investment companies.

Post-Guarantee Period

Outlined below are the main risks of investing in the Fund during the Post-Guarantee Period.

During the Post-Guarantee Period, an investment will not have the benefit of the Fund’s Payment Undertaking or the Policy. The main risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Core Component Risks.”

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The other risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Additional Core Component Risks.”
(d) Portfolio Holdings.

For a discussion of the Fund’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement.

Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

Effective September 29, 2006, BlackRock Advisors, LLC, the Fund’s Investment Adviser, manages the Fund’s investments and its business operations subject to the oversight of the Trust’s Board of Trustees. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc. On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. whereby Merrill Lynch & Co., Inc.’s investment management business combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management.

The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Fund pays the Investment Adviser a fee at the annual rate of 0.75% of the Fund’s average daily net assets. The Investment Adviser also manages the Master Portfolio’s investments and its business operations subject to the oversight of the Board of Trustees of the Master Trust. The Fund, as a shareholder of the Master Portfolio, will indirectly bear a proportionate share of any management fees and other expenses paid by the Master Portfolio. The Master Portfolio pays the Investment Adviser a fee at the annual rate of 0.50% of the Master Portfolio’s average daily net assets not exceeding $1 billion and 0.45% of the Master Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion and 0.40% of the Master Portfolio’s average daily net assets in excess of $5 billion. The Investment Adviser, has contractually agreed to waive its management fee by the amount of management fees the Fund pays the Investment Adviser indirectly through its investment in the Master Portfolio. In addition, in the event the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy will be reduced to 0.15% per annum.

Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Fund’s investment adviser and was compensated according to the same advisory fee rates. For the period November 1, 2005 to September 29, 2006, FAM received a fee, net of waiver, at the annual rate of 0.28% of the Fund’s average daily net assets. For the period September 29, 2006 to October 31, 2006, the Fund’s Investment Adviser received a fee, net of waiver, at the annual rate of 0.29% of the Fund’s average daily net assets.

For the period November 1, 2005 to September 29, 2006, the Master Portfolio paid a fee to FAM equal to 0.47% of the Master Portfolio’s average daily net assets. For the period September 29, 2006 to October 31, 2006, the Master Portfolio paid a fee to the Investment Adviser equal to 0.46% of the Master Portfolio’s average daily net assets.

The Investment Adviser has a sub-advisory agreement with BlackRock Investment Management, LLC, an affiliate, under which the Investment Adviser pays a fee for services it receives. The sub-adviser is responsible for the day-to-day management of the Fund’s portfolio. The Investment Adviser pays the sub-adviser a monthly fee at an annual rate equal to a percentage advisory fee received to the Investment Adviser under the investment advisory agreement.

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A discussion of the basis for the Board of Trustees’ approval of the investment advisory agreement and sub-advisory agreement is available in the Fund’s annual shareholder report for the fiscal year ended October 31, 2006.

The Investment Adviser was organized in 1994 to perform advisory services for investment companies. BlackRock Investment Management, LLC is a registered investment adviser and commodity pool operator organized in 1999. The Investment Adviser and its affiliates had approximately $1.125 trillion in investment company and other portfolio assets under management as of December 31, 2006.

During the Post-Guarantee Period, the Fund will invest all of its assets in the Master Portfolio, a mutual fund that has the same investment objective and strategies as the Fund. The Fund’s investment results would then correspond directly to that fund’s investment results. This type of mutual fund structure is sometimes referred to as a “master/feeder” structure. If other entities also invest in the underlying fund, this could enable the Fund to realize economies of scale by investing through an entity with more assets (the underlying fund). However, there are additional costs involved in operating a “master/feeder” structure. If these additional costs are not offset as a result of economies of scale, it is possible that the Fund’s expenses would increase rather than decrease when it converts to this structure.

In addition, the Board of Trustees may determine to liquidate the Fund or combine it with another fund without a shareholder vote, to the extent permitted by law.

Conflicts of Interest
The investment activities of the Investment Adviser and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively with the Investment Adviser, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. The Investment Adviser and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Fund directly and indirectly invests. Thus, it is likely that the Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Fund and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Fund. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Fund and may result in an Affiliate having positions that are adverse to those of the Fund. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, an Affiliate may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Fund may, from time

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to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or Affiliate-advised clients may adversely impact the Fund. Transactions by one or more Affiliate-advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund. The Fund’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Fund also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Fund or who engage in transactions with or for the Fund. The Fund may also make brokerage and other payments to an Affiliate in connection with the Fund’s portfolio investment transactions.
Under a securities lending program approved by the Trust’s Board of Trustees, the Trust, on behalf of the Fund, has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Fund to the extent that the Fund participates in the securities lending program. For these services, the lending agent may receive a fee from the Fund, including a fee based on the returns earned on the Fund’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Fund may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser and its Affiliates may give rise to other conflicts of interest that could disadvantage the Fund and its shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

(a)(2) Portfolio Managers
The Core Component is managed by Robert C. Doll, Jr., a portfolio manager of the Fund. Mr. Doll has managed the Core Component since the Fund’s inception. Mr. Doll is Vice Chairman and Director of BlackRock, Inc. (“BlackRock”) and Global Chief Investment Officer for Equities, Chairman of the BlackRock Retail Operating Committee, and member of the BlackRock Executive Committee since 2006. Mr. Doll was the President of the MLIM/FAM-advised funds from 2005 to 2006 and President of Merrill Lynch Investment Managers, L.P. and a number of related companies from 2001 to 2006. He was Co-Head (Americas Region) of Merrill Lynch Investment Managers L.P. (“MLIM”) from 2000 to 2001 and Senior Vice President from 1999 to 2001. Prior to joining MLIM, he was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and an Executive Vice President thereof from 1991 to 1999. Jonathan A. Clark is the Fund’s other portfolio manager. Mr. Clark oversees the Fund’s asset allocation process and manages the allocation between the Core Component and the Protection Component. Mr. Clark has been a Director of and portfolio manager with BlackRock since 2006. Before joining BlackRock, he was a Director of MLIM and was a Vice President of MLIM from 1999 to 2005. Mr. Clark has fifteen years’ experience as a portfolio manager and trader. Mr. Clark has been a member of the Fund’s portfolio management team since 2006. For more information about the portfolio managers compensation, other accounts they manage and their ownership of Fund shares, please see Part B of this Registration Statement.

The Fund’s Protection Component is overseen by a team of investment professionals.

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(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote.

Item 6. Shareholder Information.

(a) Pricing of Shares.

The Fund calculates the net asset value of each class of its shares (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when you will not be able to purchase or redeem the Fund’s shares. The Fund is not offering its shares for sale during the Guarantee Period.

The Fund invests its Core Component in the Master Portfolio, which invests primarily in the securities of U.S. issuers or in ADRs of foreign issuers that trade in the U.S. markets. Therefore, the Fund generally prices its equity investments as of the close of the Exchange based on the closing market prices the securities. However, if market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value.
The Fund generally values fixed-income portfolio securities using market prices provided by an independent pricing service approved by the Fund’s Board of Trustees. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value. Fair value determinations may be made by the Fund’s independent pricing service using a matrix pricing system or other pricing methodologies approved by the Trustees or by the Valuation Committee after consideration of the material factors that may affect that value of a particular security.
The Board of the Fund and the Board of the Master Portfolio each has adopted valuation procedures for the Fund or the Master Portfolio, as applicable, and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Fund’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or reliable, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster). The Fund’s use of fair value pricing is designed to ensure that the Fund’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Fund on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

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For redemptions made on the Guarantee Maturity Date, the value used in determining the Fund’s share price will be the greater of (i) the then current net asset value or (ii) a shareholder’s Guaranteed Amount per share.

The net asset value of the Fund is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

(b) Purchase of Shares.

The Fund does not currently offer its shares for sale. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(c) Redemption of Shares.

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at the then current net asset value of the Fund and are not subject to the protection of the Fund’s Payment Undertaking and the Policy.

For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the price of a shareholder’s shares is based on the next calculation of net asset value after the order is placed.

For redemptions on the Guarantee Maturity Date, the price of a shareholder’s shares is based on the greater of the then current net asset value of the Fund or the Guaranteed Amount per share.

For your redemption request to be priced at the Fund’s net asset value on the day of your request, or for redemptions on the Guarantee Maturity Date at the greater of the then current net asset value and your Guaranteed Amount per share, you must submit your order to a dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the Fund’s net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the Fund’s net asset value at the close of business on the next business day and will be priced according to market fluctuation.

Securities dealers or other financial intermediaries, including the Investment Adviser, may charge a fee to process a redemption of shares. For example, Merrill Lynch, an affiliate of the Investment Adviser, generally charges a fee of $5.35. Also, PFPC Inc., the transfer agent, charges a fee of $7.50 for redemption payments made by wire transfer and $15 for redemption by check sent via overnight mail.

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(d) Dividends and Distributions.

The Fund will distribute net investment income and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends will be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. Shareholders who wish to receive dividends in cash must contact their financial adviser, selected securities dealer, other financial intermediary or the Fund’s transfer agent. If a shareholder does not reinvest dividends in the Fund, his or her Guaranteed Amount will be reduced. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of ordinary income.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not currently offer its shares for sale by purchase or exchange. In addition, investors who redeem their shares prior to the Guarantee Maturity Date will not receive the benefit of the Payment Undertaking. For these reasons, the Fund is not currently subject to the risks associated with short-term trading. Therefore, the Board of Trustees has not adopted procedures designed to prevent short-term trading in the Fund’s shares.

(f) Tax Consequences.

Shareholders will pay tax on dividends from the Fund whether they receive them in cash or additional shares. If a shareholder redeems Fund shares, such shareholder generally will be treated as having sold the shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at lower rates than ordinary income dividends. Certain dividend income, including dividends received from some foreign corporations, and long-term capital gains are eligible for taxation at a reduced rate that applies to individual shareholders.

To the extent that the Fund’s distributions are derived from qualifying dividend income and long-term capital gain, such distributions may be eligible for taxation at the reduced rate.

If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) generally will be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies. However, for taxable years beginning after December 31, 2004 and before January 1, 2008, certain distributions designated by a Fund as either interest related dividends or short term capital gain dividends and paid to a foreign shareholder would be eligible for an exemption from U.S. withholding tax.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, dividends and redemption proceeds will be subject to a withholding tax if an investor has not provided a taxpayer identification number or social security number or if the number provided is incorrect.

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The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.

Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements if shareholders request cash distributions.

The asset allocation process used by the Fund may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income from investments included in the Protection Component even in situations where the Fund has capital losses from investments in the Core Component.

Item 7. Distribution Arrangements.

(a) Sales Loads.

Investor A and Institutional shares of the Fund were sold subject to a maximum front-end sales charge of 5.25%. Investor B shares were sold subject to a maximum contingent deferred sales charge (“CDSC”) of 4.00% if a shareholder redeems shares within six years of purchase. The Investor B CDSC declines over time to 0.00% after six years. Investor C shares are subject to a CDSC of 1.00% if a shareholder redeems shares within one year of purchase. This CDSC declines to 0.00% after the first year.

(b) Rule 12b-1 Fees.

Investor A shares of the Fund are subject to an annual 0.25% service fee. Investor B and Investor C shares are subject to an annual distribution fee of 0.75% and an annual service fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of investment and may cost a shareholder more than paying other types of sales charges. The Fund’s distributors use the money that they receive from the distribution fees to cover the costs of marketing, advertising and compensating the financial advisors, selected securities dealers or other financial intermediaries who sell Fund shares.

Distribution and Service Plans

The Fund has adopted plans (the Plans) that allow the Fund to pay distribution fees for the sale of its shares under Rule 12b-1 of the Investment Company Act and shareholder servicing fees for certain services provided to its shareholders.

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Under the Plans, Investor B and Investor C shares pay a fee (distribution fees) to BlackRock Distributors, Inc. and FAM Distributors, Inc. (collectively, the “Distributor”), and/or affiliates of PNC Bank or Merrill Lynch & Co., Inc. (Merrill Lynch) (including BlackRock) for distribution and sales support services. The distribution fees may be used to pay the Distributor for distribution services and to pay the Distributor and affiliates of PNC Bank or Merrill Lynch (including BlackRock) for sales support services provided in connection with the sale of Investor B and Investor C shares. The distribution fees may also be used to pay brokers, dealers, financial institutions and industry professionals (including BlackRock, PNC Bank, Merrill Lynch and their affiliates) (Service Organizations) for sales support services and related expenses. All Investor B and Investor C shares pay a maximum distribution fee per year that is a percentage of the average daily net asset value of the Fund attributable to Investor B and Investor C shares. Institutional, and Investor A shares do not pay a distribution fee.

Under the Plans, the Fund also pays shareholder servicing fees to Service Organizations whereby the Service Organizations provide support services to their customers who own Investor class shares in return for these fees. The Fund may pay a shareholder servicing fee per year that is a percentage of the average daily net asset value of Investor class shares of the Fund. All Investor class shares pay this shareholder servicing fee. Institutional shares do not pay a shareholder servicing fee.

In return for the shareholder servicing fee, Service Organizations (including BlackRock) may provide one or more of the following services to their customers who own Investor class shares:

(1)	Responding to customer questions on the services performed by the Service Organization and investments in Investor class shares;

(2)	Assisting customers in choosing and changing dividend options, account designations and addresses; and

(3)	Providing other similar shareholder liaison services.

The shareholder servicing fees payable pursuant to the Plan are fees payable for the administration and servicing of shareholder accounts and not costs which are primarily intended to result in the sale of a fund’s shares.

Because the fees paid by the Fund under the Plans are paid out of Fund assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, the distribution fees paid by Investor B and Investor C shares may over time cost investors more than the front-end sales charge on Investor A shares. For more information on the Plan, including a complete list of services provided thereunder, see the Statement of Additional Information.

In addition to, rather than in lieu of, distribution and shareholder servicing fees that the Fund may pay to a Service Organization pursuant to the Plans and fees the Fund pays to its transfer agent, the Fund may enter into non-Plan agreements with Service Organizations pursuant to which the Fund will pay a Service Organization for administrative, networking, recordkeeping, subtransfer agency and shareholder services. These non-Plan payments are generally based on either (1) a percentage of the average daily net assets of Fund shareholders serviced by a Service Organization or (2) a fixed dollar amount for each account serviced by a Service Organization. The aggregate amount of these payments may be substantial.

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The Plans permit BlackRock, the Distributor and their affiliates to make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to the Fund). From time to time, BlackRock, the Distributor or their affiliates also may pay a portion of the fees for administrative, networking, recordkeeping, sub-transfer agency and shareholder services described above at its or their own expense and out of its or their legitimate profits. BlackRock, the Distributor and their affiliates may compensate affiliated and unaffiliated Service Organizations for the sale and distribution of shares of the Fund or for these other services to the Fund and shareholders. These payments would be in addition to the Fund payments described in this Prospectus and may be a fixed dollar amount, may be based on the number of customer accounts maintained by the Service Organization, or may be based on a percentage of the value of shares sold to, or held by, customers of the Service Organization. The aggregate amount of these payments by BlackRock, the Distributor and their affiliates may be substantial. Payments by BlackRock may include amounts that are sometimes referred to as “revenue sharing” payments. In some circumstances, these revenue sharing payments may create an incentive for a Service Organization, its employees or associated persons to recommend or sell shares of the Fund to you. Please contact your Service Organization for details about payments it may receive from the Fund or from BlackRock, the Distributor or their affiliates. For more information, see Part B of the Registration Statement.

(c) Multiple Class and Master/Feeder Funds.

The Fund may offer four classes of shares, each with its own sales charge and expense structure, allowing investors to invest in the way that best suits their needs. Each share class represents an ownership interest in the same investment portfolio. The Fund is not offering its shares during the Guarantee Period.

Investor A and Institutional shares generally were subject to a sales charge at the time of purchase. The front end sales charge payable on Investor A or Institutional shares will reduce a shareholder’s Guaranteed Amount by the amount of the sales charge. Investor A shares are also subject to an ongoing service fee of 0.25% per year. Investors may be eligible for a sales charge reduction or waiver.

Investor B and Investor C shareholders invest the full amount of their purchase price, but are subject to a distribution fee of 0.75% per year and a service fee of 0.25% per year. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of an investment and may cost a shareholder more than paying other types of sales charges. In addition, shareholders may be subject to a deferred sales charge when they sell Investor B or Investor C shares.
The Fund’s shares are distributed by FAM Distributors, Inc., and BlackRock Distributors, Inc. each an affiliate of the Investment Adviser.

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PART B

February 27, 2007

BLACKROCK CORE PRINCIPAL PROTECTED FUND

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of BlackRock Core Principal Protected Fund (the “Fund”), a series of BlackRock Principal Protected Trust (the “Trust”), dated February 27, 2007, as it may be revised from time to time (the “Fund’s Part A”). To obtain a copy of this Registration Statement, please call the Fund at 1-800-441-7762, or write to the Fund at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Fund’s Part A.

The Fund is a separate diversified series of the Trust, an open-end, management investment company. The Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. It is expected the Fund will be offered on a continuous basis during the Post-Guarantee Period. The initial offering period for the Fund ended February 25, 2003. The Fund is currently in the Guarantee Period. The Guarantee Period for the Fund will run from February 28, 2003 (the Fund’s commencement of operations) through and including February 28, 2010 (the “Guarantee Maturity Date”).

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company that is a leading guarantor of public finance and structured finance obligations.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund which are not covered by the Fund’s Payment Undertaking and/or the Policy.

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Item 10. Fund History.

The Trust was organized as a Delaware statutory trust on July 15, 2002. Effective August 6, 2002, the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. Effective September 29, 2006, the Trust changed its name to BlackRock Principal Protected Trust. The Fund is a series of the Trust and commenced operations on February 28, 2003.

Item 11: Description of the Fund and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Fund’s Part A.

The investment objective of the Fund during its Guarantee Period is to seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund will seek to achieve its investment objective during its Guarantee Period by allocating its assets between an equity component (the “Core Component”) and a fixed income component (the “Protection Component”).

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The Core Component of the Fund will consist primarily of equity securities of large cap companies that BlackRock Advisors, LLC (the “Investment Adviser”), and/or BlackRock Investment Management, LLC (“BIM”), the Fund’s sub-adviser, selects from among those included in the Russell 1000® Index. The Fund will seek to achieve its objective by investing the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series Trust (the “Master Trust”). The Master Portfolio is a series of the Master Trust that seeks long-term growth of capital and uses the same investment strategies as may be used for the Core Component of the Fund. The investment experience of the Core Component will correspond to the investment experience of the Master Portfolio. For simplicity, when describing the Core Component, this Part B, like the Part A, uses the term “Fund” to include the Master Portfolio. When investing the Protection Component portion of the assets of the Fund, the Investment Adviser seeks to select investments with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date.

The investment objective of the Fund during the Post-Guarantee Period is to seek long term capital growth.

There can be no assurance that the investment objective of the Fund will be realized.

In addition to the investment strategies described in Item 4 of the Fund’s Part A, the Fund may also use the investment strategies described below.

The investment objective of the Core Component of the Fund is long term capital growth. The Fund seeks to achieve this objective by investing the assets allocated to the Core Component primarily in a diversified portfolio of equity securities of large cap companies located in the United States. The Fund also may invest up to 10% of the assets of the Core Component in equity securities of companies located in countries other than the United States.

Under normal circumstances, the Fund invests at least 80% of the assets allocated to the Core Component in equity securities of companies that are, at the time of purchase, included in the Russell 1000® Index. The Fund may continue to hold a security after it has been removed from the Russell 1000® Index. The Investment Adviser uses a proprietary multi-factor quantitative model to look for companies within the Russell 1000® Index that, in the Investment Adviser’s opinion, are consistent with the investment objective of the Fund. The Fund seeks to invest in securities that the Investment Adviser believes are undervalued or show good prospects for earnings growth. The Fund seeks securities such that the sum of the relative (to the S&P 500) price-to-earnings ratio and price-to-book ratio for a particular security is between 1.75 and 2.25. In seeking to outperform its benchmark, the Russell 1000® Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Index, as those sectors are defined in the MSCI/S&P Global Industry classification standard. The Fund also anticipates that its individual holdings generally will be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000® Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000® Index by more than 1%.

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The Fund anticipates that its sector allocations, as a percentage of its common stock investments, will not overweight or underweight the sector weighting of the Russell 1000® Index by more than 10 percentage points.

Investment emphasis is on equities, primarily common stock. The Fund also may invest in securities convertible into common stock, preferred stock and rights and warrants to subscribe for common stock. The Fund may invest in U.S. Government debt securities and, to a lesser extent, in non-convertible debt securities rated investment grade by a nationally recognized statistical ratings organization, although it typically will not (in its Core Component) invest in any debt securities to a significant extent.

The Fund may hold assets in cash or cash equivalents and investment grade, short term securities, including money market securities, in such proportions as, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant or for temporary defensive purposes.

Asset Allocation Risks. In pursuing the Fund’s investment objective during its Guarantee Period, the Investment Adviser looks to allocate assets between the Core Component (sometimes hereinafter referred to as the “Equity Component”), and the Protection Component of the Fund by using a mathematical formula. The formula evaluates a variety of factors, including, but not limited to, the prevailing level of interest rates, equity market volatility and the market value of Fund assets. If interest rates are low, Fund assets may be largely invested in the Protection Component in order to increase the likelihood of meeting the investment objective. In addition, if during the Guarantee Period the equity markets experience a major decline, the Investment Adviser may allocate the Fund’s assets largely or entirely to the Protection Component in order to attempt to meet the Fund’s investment objective.

The terms of the Financial Guarantee Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to allocate all of its assets to the Protection Component. The allocation of the Fund’s assets is monitored on an ongoing basis. The asset allocation process also will be affected by the Investment Adviser’s ability to manage the Protection Component. If the Protection Component provides a return better than that assumed by the Investment Adviser’s formula, fewer assets might have to be allocated to the Protection Component. Conversely, if the performance of the Protection Component is worse than expected, more assets might have to be allocated to the Protection Component, and the ability of the Fund to participate in any subsequent upward movement in the equity markets would be limited.

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The process of asset reallocation may result in additional transaction costs such as brokerage commissions. Additionally, the Fund will likely incur increased transactional costs during periods of high volatility in the fixed income or equity markets. Increased volatility may result in a higher portfolio turnover rate that may in turn cause adverse tax consequences for investors (due to realization of short term capital gains, if any) and correspondingly greater transaction costs in the form of dealer spreads, which are borne by the Fund. The risks associated with asset allocation will only be relevant during the Guarantee Period.

Zero Coupon Securities. The Fund may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in the Fund’s exposure to such securities.

Foreign Securities Risk. The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Fund’s Core Component and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes.

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Borrowing and Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so. The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

Convertible Securities —Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. This risk is minimized to the extent the Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

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Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Warrants. The Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Derivatives. The Fund may use instruments referred to as derivative securities (“Derivatives”). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that the Fund’s hedging strategies will be effective. The Fund is not required to engage in hedging transactions and may choose not to do so.

The Fund may use Derivative instruments and trading strategies including the following:

Options on Securities and Securities Indices

Types of Options. The Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

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Put Options. The Fund is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return. The Fund will not sell puts if, as a result, more than 50% of the Fund’s assets would be required to cover its potential obligations under its hedging and other investment transactions. The Fund is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but that the Fund does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Fund has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Fund will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss.

Call Options. The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

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The Fund also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Fund. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Fund must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure (the difference between the unpaid amounts owed by the Fund on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Fund’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Fund that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Fund must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Fund will lose the difference.

Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

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BlackRock Advisors, LLC (“BlackRock LLC”) has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. BlackRock LLC is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA and each Fund is operated so as not to be deemed to be a “commodity pool” under the regulations of the Commodity Futures Trading Commission.

Indexed Securities

The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund also may invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Fund may invest in indexed securities for hedging purposes only. When used for hedging purposes, indexed securities involve correlation risk.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

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Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceed 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Trustees without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

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Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund’s return may be affected by currency fluctuations. The Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement with the Fund that is construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from any appreciation in the value of the security during the commitment period.

Standby Commitment Agreements. The Fund may enter into standby commitment agreements. These agreements commit the Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. The Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of other portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of assets taken at the time of the commitment. The Fund will segregate liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

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There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Fund’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise have contractual or legal restrictions on their resale (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material non-public information which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

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144A Securities. The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Trustees of the Protected Trust have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trustees. The Trustees have adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of the Core Component’s total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and to retain an affiliate of the Fund as lending agent. See “Portfolio Transactions and Brokerage.”

Investment in Other Investment Companies. The Fund may invest in other investment companies, including exchange traded funds. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any investment company. (These limits do not restrict the Fund from investing all of the assets of the Core Component (or, during the Post-Guarantee Period, all of the Fund’s assets) in shares of the Master Portfolio.) The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund’s total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

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Other Special Considerations. The Fund may, without limit, make short term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Fund believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of shares of the Fund.

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, its Investment Adviser and its affiliates. The Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in the Fund.

Investment Restrictions

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Trust, on behalf of the Fund, has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval. None of these investment restrictions shall prevent the Fund from investing all of the Core Component’s assets (or, during the Post-Guarantee Period, all of the Fund’s assets) in shares of another registered investment company with the same investment objective and strategies (in a master/feeder structure).

Set forth below are the Fund’s fundamental and non-fundamental investment restrictions. The Master Trust has adopted investment restrictions substantially identical to those set forth below, which are fundamental and non-fundamental, as applicable, policies of the Master Trust. The Master Trust’s fundamental policies may not be changed without the approval of the holders of a majority of interests of the Master Trust. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

Under its fundamental investment restrictions, the Fund may not:

1.	Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

2.	Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

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3.	Make investments for the purpose of exercising control or management. Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

4.	Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

5.	Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

6.	Issue senior securities to the extent such issuance would violate applicable law.

7.	Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8.	Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.	Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

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Under its non-fundamental investment restrictions, the Fund may not:

a.	Purchase securities of other investment companies, except to the extent permitted by applicable law. Except as set forth below, as a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund. As described in the Prospectus, the Fund will invest its Core Component in the Master Portfolio of the Master Trust. During the Post-Guarantee Period, the Fund will become a feeder fund of the Master Portfolio in a master/feeder structure. The Master Trust is registered as an open-end management investment company under the Investment Company Act. During the Post-Guarantee Period, the Board of Trustees may, in its discretion, instead cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law. During the Post-Guarantee Period, the Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds in a fund of funds structure.

b.	Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales “against the box.”

c.	Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Trustees have otherwise determined to be liquid pursuant to applicable law.

In addition, as a non-fundamental policy that may be changed by the Board of Trustees and to the extent required by the Securities and Exchange Commission or its staff, the Fund will, for purposes of fundamental investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

Except with respect to restriction (7), if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, the Fund uses the classifications and sub-classifications of Morgan Stanley Capital International as a guide to identify industries.

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The Fund’s investments will be limited in order to allow such Fund to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). See “Taxation of the Trust.” To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Trustees to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Selective Disclosure of Portfolio Holdings

Pursuant to policies and procedures adopted by the Fund and the Investment Adviser, the Fund and the Investment Adviser may, under certain circumstances as set forth below, make selective disclosure with respect to the Fund’s portfolio holdings. The Board of Trustees has approved the adoption by the Fund of the policies and procedures outlined below, and has delegated to the Investment Adviser the responsibility for ongoing monitoring and supervision to ensure compliance with these policies and procedures. The Board provides ongoing oversight of the Fund’s and Investment Adviser’s compliance with the policies and procedures. As part of this oversight function, the Trustees receive from the Fund’s Chief Compliance Officer at least quarterly and more often, as necessary, reports on compliance with these polices and procedures, including reports on any violations of these policies and procedures that may occur. In addition, the Trustees receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Fund, and any changes thereto, and an annual review of the operation of the policies and procedures.

Examples of the information that may be disclosed pursuant to the Fund’s policies and procedures would include (but is not limited to) specific portfolio holdings — including the number of shares held, weightings of particular holdings, specific sector and industry weightings, trading details, and the portfolio manager’s discussion of Fund performance and reasoning for significant changes in portfolio composition. This information may be both material non-public information (“Confidential Information”) and proprietary information of the firm. The Fund may disclose such information to individual investors, institutional investors, financial advisers and other financial intermediaries that sell the Fund’s shares, affiliates of the Fund, third party service providers to the Fund, lenders to the Fund, and independent rating agencies and ranking organizations. The Fund, the Investment Adviser and its affiliates receive no compensation or other consideration with respect to such disclosures.

Subject to the exceptions set forth below, Confidential Information relating to the Fund may not be disclosed to persons not employed by the Investment Adviser or its affiliates unless such information has been publicly disclosed via a filing with the SEC (e.g., Fund annual report), a press release or placement on a publicly-available internet web site, including our web site at www.blackrock.com. If the Confidential Information has not been publicly disclosed, an employee of the Investment Adviser who wishes to distribute Confidential Information relating to the Fund must first do the following: (i) require the person or company receiving the Confidential Information to sign, before the Investment Adviser will provide disclosure of any such information, a confidentiality agreement approved by an attorney in the Investment Adviser’s Legal department in which he/she (a) agrees to use the Confidential Information solely in connection with a legitimate business use (i.e., due diligence, etc.) and (b) agrees not to trade on the basis of the information so provided; (ii) obtain the authorization of the an attorney in the Investment Adviser’s Legal department prior to disclosure; and (iii) only distribute Confidential Information that is at least thirty (30) calendar days old unless

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a shorter period has specifically been approved by an attorney in the Investment Adviser’s Legal department. Prior to providing any authorization for such disclosure of Confidential Information, an attorney in the Investment Adviser’s Legal Department must review the proposed arrangement and make a determination that it is in the best interests of the Fund’s shareholders. In connection with day-to-day portfolio management, the Fund may disclose Confidential Information to executing brokers-dealers that is less than thirty days old in order to facilitate the purchase and sale of portfolio holdings. The Fund has adopted policies and procedures, including a Code of Ethics, Code of Conduct, and various policies regarding securities trading and trade allocations, to address potential conflicts of interest that may arise in connection with disclosure of Confidential Information. These procedures are designed, among other things, to prohibit personal trading based on Confidential Information, to ensure that portfolio transactions are conducted in the best interests of each Fund and its shareholders and to prevent portfolio management from using Confidential Information for the benefit of one fund or account at the expense of another. In addition, as noted, an attorney in the Investment Adviser’s Legal Department must determine that disclosure of Confidential Information is for a legitimate business purpose and is in the best interests of the Fund’s shareholders, and that any conflicts of interest created by release of the Confidential Information have been addressed by the Investment Adviser’s existing policies and procedures. For more information with respect to potential conflicts of interest, see the section entitled “Investment Advisory and Other Services — Potential Conflicts of Interest” in this Part B.

Confidential Information — whether or not publicly disclosed — may be disclosed to Fund Trustees, the independent Trustees’ counsel, the Fund’s outside counsel, the Fund’s accounting services provider and the Fund’s independent registered public accounting firm without meeting the conditions outlined above. Confidential Information may, with the prior approval of the Fund’s Chief Compliance Officer or the Investment Adviser’s General Counsel, also be disclosed to any auditor of the parties to a service agreement involving the Fund, or as required by judicial or administrative process or otherwise by applicable law or regulation. If Confidential Information is disclosed to such persons, each such person will be subject to restrictions on trading in the subject securities under either the Fund’s and Investment Adviser’s Code of Ethics or an applicable confidentiality agreement, or under applicable laws or regulations or court orders.

The Investment Adviser has entered into ongoing arrangements to provide selective disclosure of Fund portfolio holdings to the following persons or entities:

Fund’s Board of Trustees
Fund’s Transfer Agent
Fund’s Independent Registered Public Accounting Firm
Fund’s accounting services provider — State Street Bank and Trust Company
Fund Custodian
Fund’s Financial Guarantee Provider — Ambac Assurance Corporation
Independent Rating Agencies — Morningstar, Inc. and Lipper Inc.
Information aggregators — Wall Street on Demand and Thomson Financial
Sponsors of 401(k) plans that include BlackRock-advised funds — E.I. Dupont de Nemours and Company, Inc.
Consultants for pension plans that invest in BlackRock-advised funds — Rocaton Investment Advisors, LLC;
Mercer Investment Consulting; Watson Wyatt Investment Consulting; Towers Perrin HR Services

Other than with respect to the Board of Trustees, each of the persons or entities set forth above is subject to an agreement to keep the information disclosed confidential and to use it only for legitimate business purposes. Each Trustee has a fiduciary duty as a Trustee to act in the best interests of the Fund and its shareholders. Selective disclosure is made to the Board of Trustees and independent registered public accounting firm at least quarterly and otherwise as frequently as necessary to enable such persons or entities to provide services to the Fund. Selective disclosure is made to the Fund’s Transfer Agent, accounting services provider, and Custodian as frequently as necessary to enable such persons or entities to provide services to the Fund, typically on a daily basis. Disclosure is made to Lipper Inc. and Wall Street on Demand on a monthly basis

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and to Morningstar and Thomson Financial on a quarterly basis, and to each such firm upon specific request with the approval of the Investment Adviser’s Legal department. Disclosure is made to the 401(k) plan on a yearly basis and to the pension plan consultants on a quarterly basis.

The Fund and the Investment Adviser monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Fund’s and Investment Adviser’s Code of Ethics and Code of Conduct — all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit — the Investment Adviser’s compliance personnel under the supervision of the Fund’s Chief Compliance Officer, monitor the Investment Adviser’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Investment Adviser maintains an internal restricted list to prevent trading by the personnel of the Investment Adviser or its affiliates in securities — including securities held by the Fund — about which the Investment Adviser has Confidential Information. There can be no assurance, however, that the Fund’s policies and procedures with respect to the selective disclosure of Fund portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

Item 12. Management of the Fund and the Master Trust.

(a) Management Information

The Board of Trustees consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the oversight of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Trustees of the Fund

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser, or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (66)***	Trustee	Trustee since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2001; Chairman of Wave Hill, Inc. from 1990 to 2006; Trustee of Phillips Exeter Academy from 2002 to present.	17 registered investment companies consisting of 24 portfolios	None

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Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
James T. Flynn (67)	Trustee	Trustee since 2002	Chief Financial Officer of JP Morgan & Co. Inc. from 1990 to 1995 and an employee of JP Morgan in various capacities from 1967 to 1995.	17 registered investment companies consisting of 24 portfolios	None

W. Carl Kester (55)	Trustee	Trustee since 2002	Deputy Dean for Academic Affairs, Harvard Business School since 2006; Mizuho Financial Group, Professor of Finance, Harvard Business School, Unit Head, Finance in 2005 to 2006; Senior Associate Dean and Chairman of the MBA Program of Harvard Business School, 1999 to 2005; Member of the faculty of Harvard Business School since 1981; Independent Consultant since 1978.	17 registered investment companies consisting of 24 portfolios	None

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Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Karen P. Robards (56)****	Trustee	Trustee since 2002	President of Robards & Company, LLC., a financial advisory firm since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. from 1996 to 2005; Director of AtriCure, Inc. since 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	17 registered investment companies consisting of 24 portfolios	AtriCure, Inc. (medical devices)

*	The address of each non-interested Trustee is P.O. Box 9095 Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.
***	Chairman of the Audit Committee.
****	Chair of the Board of Trustees.

Trustees of the Master Trust

The Board of Trustees of the Master Trust (the “Master Trust Trustees”) consists of seven individuals, six of whom are not “interested persons” of the Master Trust as defined by the Investment Company Act (the “non-interested Master Trust Trustees”). The Master Trust Trustees are responsible for the oversight of the operations of the Master Trust and the Master Portfolio and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the non-interested Master Trust Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships.
Name, Address* and Age of Trustee	Position(s) Held with the Master Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of BlackRock- Advised Funds Overseen	Public Directorships
James H. Bodurtha (63)***	Trustee	Trustee since 1995	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	37 registered investment companies consisting of 57 portfolios	None

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Name, Address* and Age of Trustee	Position(s) Held with the Master Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of BlackRock- Advised Funds Overseen	Public Directorships
Kenneth A. Froot (49)	Trustee	Trustee since 2005	Professor, Harvard University since 1992; Professor, Massachusetts Institute of Technology from 1986 to 1992.	37 registered investment companies consisting of 57 portfolios	None

Joe Grills (71)***	Trustee	Trustee since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund from 1989 to 2006; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman thereof from 1998 to 2004 and Director Emeritus thereof since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998, Vice-Chairman thereof from 2002 to 2005, and Chairman thereof since 2005; Director, Montpelier Foundation since 1998 and its Vice Chairman from 2000 to 2006, Chairman, thereof, since 2006; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	37 registered investment companies consisting of 57 portfolios	Kimco Realty Corporation

Herbert I. London (67)	Trustee	Trustee since 1987	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005; and Professor thereof from 1980 to 2005; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Chairman of the Board of Directors of Vigilant Research, Inc. since 2006; Member of the Board of Directors for Grantham University since 2006; Director of AIMS since 2006; Director of Reflex Security since 2006; Director of InnoCentive, Inc. since 2006; Director of Cerego, LLC since 2005; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993.	37 registered investment companies consisting of 57 portfolios	None

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Name, Address* and Age of Trustee	Position(s) Held with the Master Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of BlackRock- Advised Funds Overseen	Public Directorships
Roberta Cooper Ramo (64)	Trustee	Trustee since 2000	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute since 2004.	37 registered investment companies consisting of 57 portfolios	None

Robert S. Salomon, Jr. (70)	Trustee	Trustee since 2002	Principal of STI Management (investment adviser) from 1994 to 2005; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columnist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 until 1991; Trustee, Commonfund from 1980 to 2001.	37 registered investment companies consisting of 57 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.
***	Co-Chairman of the Board of Trustees and the Audit Committee.

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Officers of the Trust and the Master Trust

Certain biographical and other information about the Trustee who is an officer and an “interested person” of the Trust and the Master Trust as defined in the Investment Company Act (an “interested Trustee”) and the other officers of the Trust and/or the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the BlackRock-advised funds and any public directorships held.

Name, Address* and Age	Position(s) Held with the Trust and the Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (52)***	President and Director and Portfolio Manager	President and Director**** since 2005	Vice Chairman and Director of BlackRock, Inc., and Global Chief Investment Officer for Equities, Chairman of the BlackRock Retail Operating Committee and member of BlackRock Executive Committee since 2006; President of the Funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates (“MLIM/FAM-advised funds”) from 2005 to 2006; President and Chief Investment Officer of MLIM and Fund Asset Management L.P. (“FAM”) from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) and President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	122 registered investment companies consisting of 168 portfolios	None

Donald C. Burke (46)	Vice President and Treasurer	Vice President and Treasurer of the Trust since 2002 and of the Master Trust since 1999	Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P. in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997.	242 registered investment companies consisting of 526 portfolios	None

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Name, Address* and Age	Position(s) Held with the Trust and the Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Jeffrey Hiller (55)	Chief Compliance Officer	Chief Compliance Officer since 2004	Managing Director of BlackRock, Inc. and Fund Chief Compliance Officer since 2006; Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) from 2004 to 2006; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.	129 registered investment companies consisting of 175 portfolios	None

Alice A. Pellegrino (46)	Secretary	Secretary since 2004	Director of BlackRock, Inc. since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 2006; Secretary of MLIM, FAM, FAM Distributors, Inc. (“FAMD”) and Princeton Services from 2004 to 2006.	122 registered investment companies consisting of 168 portfolios	None

*	The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions with BlackRock, Inc. and its affiliates.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, or charter or by statute.

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(b) Board of Trustees

Each non-interested Trustee is a member of the Fund’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, retention, compensation and oversight of the Fund’s independent registered public accounting firm, including the resolution of any disagreements regarding financial reporting between the Fund, management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Fund; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Fund’s independent registered public accounting firm and recommending that the Board take appropriate action in response thereto to satisfy itself of the independent registered public accounting firm independence; and (iv) consider the information and comments of the independent registered public accounting firm with respect to the Fund’s accounting and financial reporting policies, procedures and internal control over financial reporting and Fund management’s responses thereto. The Board has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended October 31, 2006.

Each non-interested Trustee is a member of the Fund’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Fund and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the nomination of the Fund’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Fund shareholders or by Fund management as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Fund that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the Fund’s fiscal year ended October 31, 2006.

Each non-interested Master Trust Trustee is a member of the Master Trust’s Audit Committee (the “Master Trust Audit Committee”). The principal responsibilities of the Master Trust Audit Committee are the appointment, retention, compensation and oversight of the Master Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Master Trust management and such independent accountants. The Master Trust Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Master Trust; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Master Trust’s independent accountants and recommend that the Board of the Master Trust take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Master Trust’s accounting and financial reporting policies and practices and internal controls and Master Trust’s management’s responses thereto. The Board of the Master Trust has adopted a written charter for the Master Trust Audit Committee. The Master Trust Audit Committee has retained independent legal counsel to assist them in connection with these duties. The Master Trust Audit Committee met four times during the Master Trust’s fiscal year ended October 31, 2006.

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The Master Trust also has a Nominating Committee, which consists of three of the non-interested Trustees: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Master Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the nomination of the Master Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund shareholders or interest holders of the Master Trust as it deems appropriate. Feeder Fund shareholders or interest holders of the Master Trust who wish to recommend a nominee should send nominations to the Secretary of the Master Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the Trust’s fiscal year ended October 31, 2006.

Share Ownership by Trustees of the Fund. Information relating to each Trustee’s share ownership in the Fund and in all registered funds in the BlackRock-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2006, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	None	over $100,000
Non-Interested Trustees:
David O. Beim	None	over $100,000
James T. Flynn	None	over $100,000
W. Carl Kester	$1 - $10,000	over $100,000
Karen P. Robards	None	over $100,000

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Share Ownership by Master Trust Trustees. Information relating to each Master Trust Trustee’s share of ownership in the Master Trust and in all registered funds in Supervised Funds as of December 31, 2006 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master Trust*	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	N/A	Over $100,000
Non-Interested Trustee:
James H. Bodurtha	N/A	Over $100,000
Kenneth A. Froot	N/A	None
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
Roberta Cooper Ramo	N/A	Over $100,000
Robert S. Salomon, Jr.	N/A	Over $100,000

*	The Master Trust does not offer its interests for sale to the public.

The Trustees may purchase Institutional shares of the Fund at net asset value.

As of February 16, 2007, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Trust or Fund, as applicable. As of December 31, 2006, none of the non-interested Trustees of the Fund or the Master Trust or their immediate family members owned beneficially or of record any securities in affiliates of the Investment Adviser.

(c) Compensation

Compensation of Trust Trustees

Each non-interested Trustee receives an aggregate annual retainer of $112,750 for his or her services to the BlackRock-advised funds, including the Trust. The portion of the annual retainer allocated to the BlackRock-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee totals $48,000 for all BlackRock-advised funds for which that Trustee serves and are allocated equally among those funds. The Chairman of the Board receives an additional annual retainer in the amount of $40,000 and the Chairman of the Audit Committee receives an additional annual retainer in the amount of $10,000, each of which is paid quarterly and allocated to each BlackRock-advised fund for which such Chairman provides services based on the relative net assets of the fund.

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The following table sets forth the aggregate compensation paid to each non-interested Trustee for the fiscal year ended October 31, 2006 and the aggregate compensation paid by all BlackRock-advised funds to the non-interested Trustees for the calendar year ended December 31, 2006.

Name of Trustee	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from the Fund and BlackRock- Advised Funds*
David O. Beim**	$5,385	None	$186,083
James T. Flynn	$5,184	None	$176,083
W. Carl Kester	$5,184	None	$196,083
Karen P. Robards***	$5,988	None	$216,083

*	For the number of BlackRock-advised funds from which each Trustee received compensation, see the table beginning on p. 43.
**	Chairman of the Audit Committee.
***	Chair of the Board.

Compensation of Master Trust Trustees

The Master Trust pays fees to each non-interested Master Trust Trustee for service as a Director of the BlackRock Large Cap Series Funds, Inc. (the “Corporation”) as well as a Trustee of the Master Trust. Each non-interested Master Trust Trustee receives an aggregate annual retainer of $150,000 for his or her services to multiple investment companies advised by BlackRock or its affiliates. The portion of the annual retainer allocated to each BlackRock-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Master Trust Trustee receives a fee per in-person board meeting attended and per in-person Master Trust Audit Committee meeting attended. The aggregate annual per meeting fees paid to non-interested Master Trust Trustees totals $100,000 for all BlackRock-advised funds for which the Master Trust Trustees serve and are allocated equally among those funds. Each Co-Chairman of the Master Trust Audit committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each BlackRock-advised fund for which such Co-Chairman provides services based on the relative net assets of the fund. The other compensation paid to the trustees will not change. The Master Trust also reimburses the non-interested Master Trust Trustees for actual out-of-pocket expenses relating to attendance at meetings.

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The following table sets forth the aggregate compensation earned by the non-interested Master Trust Trustees for the Master Trust’s fiscal year ended October 31, 2006 and the aggregate compensation paid to them from all BlackRock-advised funds for the calendar year ended December 31, 2006.

Name	Aggregate Compensation from the Master Trust	Pension or Retirement Benefits Accrued as Part of Master Trust/Corporation Expenses	Aggregate Compensation from the Master Trust/Corporation and other BlackRock- Advised Funds*
James H. Bodurtha†	$39,605	None	$312,000
Kenneth A. Froot	$30,975	None	$259,000
Joe Grills†	$39,605	None	$309,000
Herbert I. London	$30,975	None	$262,000
Roberta Cooper Ramo	$30,975	None	$256,000
Robert S. Salomon, Jr	$30,975	None	$259,000
Stephen B. Swensrud**	$ 1,271	None	None

†	Co-Chairman of the Master Trust Board of Trustees and Audit Committee.
*	For the number of BlackRock-advised funds from which each Trustee received compensation, see table beginning on page 45.
**	Mr. Swensrud retired as a Trustee of the Master Trust and as a director or trustee of certain other BlackRock-advised funds effective January 1, 2006.

(d) Sales Loads.

The Fund currently has four classes of shares outstanding. Investor A and Institutional shares were subject to a front end sales charge upon purchase. Investor B and Investor C shares are subject to a contingent deferred sales charge if shares are redeemed within six years of purchase for Investor B shares and one year of purchase for Investor C shares. The Fund is not currently offering its shares for sale.

(e) Code of Ethics

The Fund, the Investment Adviser, BIM and the Distributors each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

The Fund’s and Trust’s Board of Trustees each has delegated to the Investment Adviser authority to vote all proxies relating to the Fund’s and Trust’s portfolio securities. The Investment Adviser has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the

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account of one or more of its clients, including the Fund and the Trust. Pursuant to these Proxy Voting Procedures, the Investment Adviser’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund, the Trust and their shareholders, and to act in a manner that the Investment Adviser believes is most likely to enhance the economic value of the securities held by the Fund and the Trust. The Proxy Voting Procedures are designed to ensure that the Investment Adviser considers the interests of its clients, including the Fund and the Trust, and not the interests of the Investment Adviser, when voting proxies and that real (or perceived) material conflicts that may arise between the Investment Adviser’s interest and those of the Investment Adviser’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Investment Adviser has formed a Proxy Voting Committee (the “Proxy Committee”). The Proxy Committee, a subcommittee of the Investment Adviser’s Equity Investment Policy Oversight Committee (“EIPOC”) is comprised of a senior member of the Investment Adviser’s equity management group who is also a member of EIPOC, one or more other senior investment professionals appointed by EIPOC, portfolio Investment Advisers and investment analysts appointed by EIPOC and any other personnel EIPOC deems appropriate. The Proxy Committee will also include two non-voting representatives from the Investment Adviser’s Legal department appointed by the Investment Adviser’s General Counsel. The Proxy Committee’s membership shall be limited to full-time employees of the Investment Adviser. No person with any investment banking, trading, retail brokerage or research responsibilities for the Investment Adviser’s affiliates may serve as a member of the Proxy Committee or participate in its decision making (except to the extent such person is asked by the Proxy Committee to present information to the Proxy Committee, on the same basis as other interested knowledgeable parties not affiliated with the Investment Adviser might be asked to do so). The Proxy Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Investment Adviser and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Proxy Committee establishes general proxy voting policies for the Investment Adviser and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Proxy Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Proxy Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Proxy Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Proxy Committee may elect not to adopt a specific voting policy applicable to that issue. The Investment Adviser believes that certain proxy voting issues require investment analysis — such as approval of mergers and other significant corporate transactions — akin to investment decisions, and are, therefore, not suitable for general guidelines. The Proxy Committee may elect to adopt a common position for the Investment Adviser on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Fund and the Trust (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Investment Adviser will generally seek to vote proxies over which the Investment Adviser exercises voting authority in a uniform manner for all the Investment Adviser’s clients, the Proxy Committee, in conjunction with the Fund’s and Trust’s portfolio manager, may determine that the Fund’s and Trust’s specific circumstances require that its proxies be voted differently.

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To assist the Investment Adviser in voting proxies, the Proxy Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Investment Adviser by ISS include in-depth research, voting recommendations (although the Investment Adviser is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Investment Adviser’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Investment Adviser generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Investment Adviser will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Proxy Committee determines that the costs associated with voting generally outweigh the benefits. The Proxy Committee may at any time override these general policies if it determines that such action is in the best interests of the Fund and Trust.

From time to time, the Investment Adviser may be required to vote proxies in respect of an issuer where an affiliate of the Investment Adviser (each, an “Affiliate”), or a money management or other client of the Investment Adviser (each, a “Client”) is involved. The Proxy Voting Procedures and the Investment Adviser’s adherence to those procedures are designed to address such conflicts of interest. The Proxy Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Proxy Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Proxy Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Proxy Committee on how to vote or to cast votes on behalf of the Investment Adviser’s clients.

In the event that the Proxy Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Proxy Committee shall pass to a subcommittee, appointed by EIPOC (with advice from the Secretary of the Committee), consisting solely of Proxy Committee members selected by EIPOC. EIPOC shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Investment Adviser’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Investment Adviser’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Investment Adviser’s normal voting guidelines or, on matters where the Investment Adviser’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Investment Adviser on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Investment Adviser’s fiduciary duties.

In addition to the general principles outlined above, the Investment Adviser has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Investment Adviser may elect to vote differently from the recommendation set forth in a voting guideline if the Proxy Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Proxy Committee member and may be amended or deleted upon the vote of a majority of Proxy Committee members present at a Proxy Committee meeting at which there is a quorum.

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The Investment Adviser has adopted specific voting guidelines with respect to the following proxy issues:
•	Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Proxy Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Proxy Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Proxy Committee may look at a nominee’s history of representing shareholder interests as a director of other companies or other factors, to the extent the Proxy Committee deems relevant.
•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Proxy Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Proxy Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Proxy Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Proxy Committee deems relevant.
•	Proposals related to management compensation and employee benefits. As a general matter, the Proxy Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s Board of Directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.
•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Proxy Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.
•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Proxy Committee opposes poison pill provisions.
•	Routine proposals related to requests regarding the formalities of corporate meetings.
•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Proxy Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Proxy Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.
•	Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Proxy Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Proxy Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Proxy Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

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Information about how the Fund and the Master Trust voted proxies relating to securities held in the Fund’s or Master Trust’s portfolio during the most recent 12-month period ended June 30 is available without charge, (i) at www.blackrock.com and (2) on the SEC’s website at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

As of February 16, 2007, no entities owned beneficially or of record 5% or more of any class of the Fund’s shares.

Item 14. Investment Advisory and Other Services.

Management and Advisory Arrangements for the Fund

Management Services. Effective September 29, 2006, the Trust, on behalf of the Fund, entered into an investment advisory agreement with BlackRock Advisors, LLC (the “Investment Advisory Agreement”) pursuant to which the Investment Adviser receives as compensation for its services to the Fund, at the end of each month a fee with respect to the Fund. Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Fund’s investment adviser and was compensated according to the same advisory fee rates as the Investment Adviser. Subject to the oversight of the Fund’s Trustees, the Investment Adviser is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser.

Effective September 29, 2006, the Investment Adviser entered into a sub-advisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the advisory fee paid to the Investment Adviser under the investment advisory agreement between the Investment Adviser and the Trust. The Sub-Adviser is responsible for the day-to-day management of the Fund.

During the Post-Guarantee Period, the Fund will invest all of its assets in shares of the Master Portfolio. Accordingly, the Fund will not invest directly in securities and will not require investment advisory services. All such portfolio management will occur at the Master Portfolio level during the Post-Guarantee Period. The Investment Adviser, however, will continue to provide administrative services to the Fund and will receive a fee at the annual rate of 0.25% of the Fund’s average daily net assets for such services.

Management Fee. Pursuant to the Investment Advisory Agreement, the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of 0.75% of the average daily net assets of the Fund. During the Guarantee Period, the Investment Adviser has contractually agreed to waive its management fee by the amount of management fees the Fund pays BlackRock Advisors, LLC indirectly through its investment in the Master Portfolio.

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In the event the Fund becomes completely and irreversibly invested in its Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy may be reduced to an annual rate of 0.15%.

The table below sets forth information about the total investment advisory fee paid by the Fund to the Investment Adviser and to FAM, the Fund’s previous Investment Adviser, and the amounts waived by the Investment Adviser and FAM for the periods indicated:

	Investment Advisory Fee
Fiscal Year Ended	Paid to FAM	Paid to the Investment Adviser	Waived be FAM	Waived by the Investment Adviser
2006	$1,358,701*	$121,797**	$844,189*	$75,310**
2005	$1,662,277	N/A	$947,146	N/A
2004	$1,948,544	N/A	$842,754	N/A

*	For the period November 1, 2005 to September 29, 2006.
**	For the period September 29, 2006 to October 31, 2006.

Payment of Fund Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay for maintaining the staff and personnel necessary to perform its obligations under the Investment Advisory Agreement, and at its own expense, provide the office space, equipment and facilities that it is obligated to provide under the Investment Advisory Agreement, and pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Investment Adviser. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: the fee payable by the Fund under the Financial Guarantee Agreement, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Investment Adviser for other accounting services. FAM Distributors, Inc. and BlackRock Distributors, Inc. (the “Distributors”) will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act.

Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement and the Sub-Advisory Agreement will remain in effect for an initial period of two years and from year to year thereafter if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trust’s Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Investment Advisory Agreement
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is not assignable and will automatically terminate in the event of its assignment. In addition, the Investment Advisory Agreement may be terminated without penalty by the vote of a majority of the outstanding voting securities of the Fund or by the Investment Adviser on 60 days’ written notice to the other party.

Organization of Investment Adviser. The Investment Adviser, BlackRock Advisors, LLC, is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. (“BlackRock”). On September 29, 2006, BlackRock and Merrill Lynch & Co., Inc. (“ML & Co.”) combined Merrill Lynch Investment Managers Advisers, L.P. (“MLIM”) and certain affiliates with BlackRock to create a new asset management company that is one of the world’s largest asset management firms with over $1 trillion in assets under management. As a result of that transaction, Merrill Lynch, a financial services holding company and the parent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns approximately 49% of BlackRock, The PNC Financial Services Group, Inc. (“PNC”) owns approximately 34%, and approximately 17% is held by employees and public shareholders. ML & Co. and PNC may be deemed to be “controlling persons” of the Investment Adviser (as defined under the Investment Company Act) because of their ownership of BlackRock’s voting securities or their power to exercise a controlling influence over BlackRock’s management or policies. The Sub-Adviser is an affiliate of the Investment Adviser and is an indirect wholly owned subsidiary of BlackRock.

Management and Advisory Arrangements for the Master Portfolio

Management Services for the Master Portfolio. The Master Trust on behalf of the Master Portfolio has entered into an investment advisory agreement with BlackRock Advisors, LLC (“BlackRock Advisors”) as investment adviser (the “Master Advisory Agreement”). BlackRock Advisors receives for its services to the Master Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets of the Master Portfolio not exceeding $1 billion and 0.45% of the average daily net assets of the Master Portfolio in excess of $1 billion but not exceeding $5 billion and 0.40% of the Master Portfolio in excess of $5 billion.

The table below sets forth information about the total investment advisory fee paid to BlackRock Advisors and to FAM, the Master Portfolio’s previous investment adviser, for the periods shown.

	Investment Advisory Fee
Fiscal Year Ended	Paid to FAM		Paid to BlackRock Advisors
2006	$13,968,547	*	$1,545,237**
2005	$11,047,046		N/A
2004	$ 7,783,195		N/A

*	For the period November 1, 2005 to September 29, 2006.
**	For the period September 29, 2006 to October 31, 2006.

Effective September 29, 2006, BlackRock Advisors, as investment adviser to the Master Portfolio, has also entered into a sub-advisory agreement (the “Master Sub-Advisory Agreement”) with BlackRock Investment Management, LLC (“BIM”), an affiliate, pursuant to which BIM provides investment advisory services to BlackRock Advisors with respect to the Master Trust. Under the Master Sub-Advisory Agreement, BlackRock Advisors pays BIM for providing such services, a monthly fee at an annual rate equal to a percentage of the investment advisory fee received by the Investment Adviser. The Sub-Adviser is responsible for the day-to-day management of the Master Portfolio’s portfolio.
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Payment of Master Trust Expenses. The Master Advisory Agreement obligates BlackRock Advisors to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Master Trust. BlackRock Advisors is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Master Trust Trustees who are affiliated persons of BlackRock Advisors or any affiliate. The Master Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolio and the Master Trust (except to the extent paid by FAMD or BDI), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Master Trust Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master Trust or the Master Portfolio. Certain accounting services are provided to the Master Trust by State Street pursuant to an agreement between State Street and the Master Trust. The Master Trust pays a fee for these services. In addition, the Master Trust reimburses FAM for the cost of certain additional accounting services.

Duration and Termination. Unless earlier terminated as described below, the Master Advisory Agreement and the Master Sub-Advisory Agreement will each remain in effect for an initial two year period and from year to year thereafter if approved annually (a) by the Board of Trustees of the Master Trust or by persons or entities holding a majority of the outstanding shares of the Master Trust and (b) by a majority of the Master Trust Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated with respect to the Master Portfolio without penalty on 60 days’ written notice at the option of either party thereto or by the vote of a majority of the outstanding voting securities of the Master Portfolio.

Other Arrangements with Service Providers

Transfer Agency Services. Effective on or about September 29, 2006, PFPC Inc. (“PFPC” or the “Transfer Agent”), a subsidiary of PNC, acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the “Transfer Agency Agreement”) with the Fund. Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund pays the Transfer Agent a fee for the services it receives based on the type of account and the level of services required. The Fund reimburses the Transfer Agent’s reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in certain fee-based programs sponsored by the Investment Adviser or its affiliates. For purposes of each Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system.

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The following table sets forth the fees paid by the Fund to PFPC and Financial Data Services, Inc. (“FDS”), the Fund’s previous transfer agent, for the periods indicated:

Fiscal Year Ended	Paid to FDS		Paid to PFPC
2006	$125,826	*	$12,091**
2005	$171,001		N/A
2004	$207,573		N/A

*	For the period November 1, 2005 to September 29, 2006.
**	For the period September 29, 2006 to October 31, 2006.

Accounting Services. The Trust, on behalf of the Fund, has entered into an agreement with State Street Bank and Trust Company (“State Street”), pursuant to which State Street provides certain accounting services to the Fund. State Street’s address is 500 College Road East, Princeton, New Jersey 08540. The Fund pays a fee for these services. The Investment Adviser provides certain accounting services to the Fund and the Fund reimburses the Investment Adviser for these services.

The table below shows the amount paid by the Fund to State Street, to the Investment Adviser and to FAM, the Fund’s previous investment adviser, for accounting services for the periods indicated:

Fiscal Year Ended	Paid to State Street	Paid to FAM		Paid to the Investment Adviser
2006	$49,911	$3,777	*	$314**
2005	$61,357	$5,480		N/A
2004	$75,923	$5,423		N/A

*	For the period November 1, 2005 to September 29, 2006.
**	For the period September 29, 2006 to October 31, 2006.

The Master Trust has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Master Trust. The Master Trust pays a fee for these services. BlackRock Advisors also provides certain accounting services to the Master Trust and it reimburses BlackRock Advisors for such services.

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The table below shows the amounts paid by the Master Portfolio to State Street, to the Investment Adviser and to FAM, the Master Portfolio’s previous investment adviser, for the periods indicated:

Fiscal Year Ended October 31,	Paid to State Street*	Paid to FAM		Paid to the Investment Adviser
2006	$502,788	$67,319	**	$5,570	***
2005	$447,987	$53,670		N/A
2004	$381,915	$33,710		N/A

*	For providing services to the Master Trust, the Master Portfolio, and the Corporation.
**	For the period November 1, 2005 to September 29, 2006.
***	For the period September 29, 2006 to October 31, 2006.
Distribution Expenses. The Trust, on behalf of the Fund, has entered into a distribution agreement with each Distributor in connection with the offering of shares of the Fund (the “Distribution Agreement”). The Distribution Agreements obligate the Distributors to pay certain expenses in connection with the offering of shares of the Fund. The Distributors will pay for the printing and distribution of any copies of the Fund’s prospectus, statement of additional information and periodic reports, if applicable. The Distributors also will pay for other supplementary sales literature and advertising costs, if applicable. The Distribution Agreements are subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Financial Guarantee Agreement. The Trust, on behalf of the Fund, the Investment Adviser and Ambac have entered into a Financial Guarantee Agreement (previously defined as the “Financial Guarantee Agreement”). Pursuant to the Financial Guarantee Agreement, Ambac has issued an unconditional, irrevocable financial guarantee insurance policy (previously defined as the “Policy”). The Fund’s purchase of the Policy is intended to insure that if the Fund cannot meet its obligations under the Payment Undertaking on the Guarantee Maturity Date, each shareholder of the Fund will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account (less expenses and sales charges not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (previously defined as the “Guaranteed Amount”). The Guaranteed Amount per share will equal the initial net asset value (“NAV”) per share, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Financial Guarantee Agreement sets forth the rights and obligations of the parties with respect to the Fund. The Policy is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date. The Financial Guarantee Agreement, imposes certain limitations on the manner in which the Fund may be managed during the Guarantee Period. The Fund also has agreed to be bound by various covenants. If the Fund breaches these covenants, or if the Fund is not managed in accordance with the limitations in the Financial Guarantee Agreement, the Fund’s assets could be allocated to the Protection Component for the remainder of the Guarantee Period. The Fund’s assets also could be allocated to the Protection Component upon certain other non-market events.

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The Investment Adviser, in managing the Fund during its Guarantee Period, directs the allocation of the Fund’s assets to the Core and Protection Components. The types of securities that may be held in the Core Component or the Protection Component are set forth in Part A and Part B of this Registration Statement.

If the Fund or its Investment Adviser breaches the terms of the Financial Guarantee Agreement, the Fund or the Investment Adviser must cure the breach within a certain number of days as specified in the Financial Guarantee Agreement.

Ambac Assurance Corporation. Ambac Assurance Corporation (“Ambac”), the issuer of the Policy backing the Fund’s Payment Undertaking, was incorporated on February 25, 1970 and is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”). Ambac is a leading guarantor of public finance and structured finance obligations. Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands.

Ambac has been assigned triple-A financial strength and claims-paying ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings. These ratings are an essential part of Ambac’s ability to provide credit enhancement. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Ambac makes no representation regarding the shares or the advisability of investing in the shares and makes no representation regarding, nor has it participated in the preparation of, this registration statement other than the information under the heading “Ambac Assurance Corporation.”

Ambac is a wholly owned subsidiary of AFG, a publicly-held company. AFG, incorporated on April 29, 1991 and headquartered in New York City, is a holding company whose subsidiaries provide financial guarantees and financial services to clients in both the public and private sectors around the world. AFG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission. The description of Ambac provided herein should be read in conjunction with the description relating to Ambac, its business, condition and performance and insurance regulatory matters included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the Commission by AFG.

Ambac’s audited consolidated financial statements for the fiscal year ended December 31, 2005 are included in AFG’s Annual Report on Form 10-K filed with the Commission on March 13, 2006 and Ambac’s unaudited consolidated financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, are included in AFG’s quarterly reports filed on Form 10-Q with the Commission on May 10, 2006, August 9, 2006 and November 8, 2006, respectively. Ambac’s consolidated financial statements and information related to Ambac, as included in the foregoing documents, and in AFG’s Current Reports on Form 8-K filed with the Commission on April 26, 2006, July 26, 2006, October 25, 2006 and January 31, 2007, are incorporated herein by reference.
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Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent registered public accounting firm of the Fund. The selection of the independent registered public accounting firm is subject to approval by the non-interested Trustees. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Fund.

Custodian. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as the Custodian for the Fund’s assets (the “Custodian”). The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

Insurer. Ambac, One State Street Plaza, New York, New York 10004 has issued the Policy backing the Fund’s Payment Undertaking.

A fee of 0.625% of the Fund’s average daily net assets per annum is charged by Ambac for providing the policy. In the event that the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component during the Guarantee Period, this fee will be reduced to an annual rate of 0.15% of the Fund’s average daily net assets.

Legal Counsel. Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Trust and the Fund.

Reports to Shareholders. The fiscal year end of the Fund is October 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by the Fund’s independent registered public accounting firm, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries. Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth in the Fund’s Part A.

Additional Information. Part A and Part B of this Registration Statement do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

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Potential Conflicts of Interest

Activities of the Investment Adviser; BlackRock, Inc. and its affiliates (collectively, “BlackRock”); The PNC Financial Services Group, Inc. and its affiliates (collectively, “PNC”); Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates (collectively, “Merrill Lynch”); and Other Accounts Managed by BlackRock, PNC or Merrill Lynch.

BlackRock is one of the world’s largest asset management firms with approximately $1 trillion in assets under management. Merrill Lynch is a full service investment banking, broker-dealer, asset management and financial services organization. PNC is a diversified financial services organization spanning the retail, business and corporate markets. BlackRock, Merrill Lynch and PNC are affiliates of one another. BlackRock, PNC, Merrill Lynch and their affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Fund (collectively, “Affiliates”), are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing the Fund. These are considerations of which investors in a Fund should be aware, and which may cause conflicts of interest that could disadvantage the Fund and its shareholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Fund.

BlackRock and its Affiliates, including, without limitation, PNC and Merrill Lynch, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of the Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. One or more Affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates are or may be actively engaged in transactions in the same securities, currencies, and instruments in which the Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of the Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. When the Investment Adviser and its Affiliates seek to purchase or sell the same assets for their managed accounts, including a Fund, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for the Fund.

In addition, transactions in investments by one or more other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding the Fund are based on research or other information that is also used to support decisions for other accounts. When BlackRock, PNC, Merrill Lynch or another Affiliate implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for the Fund, market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Fund could otherwise be disadvantaged. BlackRock, PNC or Merrill Lynch may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause the Fund to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

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Conflicts may also arise because portfolio decisions regarding the Fund may benefit other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or their other accounts, and the purchase of a security or covering of a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) one or more Affiliates or their other accounts.

BlackRock, PNC, Merrill Lynch, other Affiliates and their clients may pursue or enforce rights with respect to an issuer in which a Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of BlackRock, PNC, Merrill Lynch, other Affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of the Fund’s investment activities may differ significantly from the results achieved by the Investment Adviser and its Affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more Affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the Fund’s activities may also be restricted because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when the Investment Adviser, and/or one or more Affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which the Investment Adviser and/or one or more Affiliates are performing services or when position limits have been reached.

In connection with its management of the Fund, the Investment Adviser may have access to certain fundamental analysis and proprietary technical models developed by one or more Affiliates (including Merrill Lynch). The Investment Adviser will not be under any obligation, however, to effect transactions on behalf of the Fund in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates (including Merrill Lynch and PNC) will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund and it is not anticipated that the Investment Adviser will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of BlackRock and its Affiliates (including Merrill Lynch and PNC) or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by the Investment Adviser in managing the Fund.

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In addition, certain principals and certain employees of the Investment Adviser are also principals or employees of BlackRock, Merrill Lynch, PNC or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Fund should be aware.

The Investment Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of BlackRock, PNC, Merrill Lynch or another Affiliate, or, to the extent permitted by the Commission, BlackRock, PNC or Merrill Lynch or another Affiliate, serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of BlackRock, Merrill Lynch and/or PNC or another Affiliate. One or more Affiliates may also create, write or issue Derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which the Fund invests or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates and may also enter into transactions with other clients of an Affiliate where such other clients have interests adverse to those of the Fund. At times, these activities may cause departments of BlackRock or its Affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, the Fund will deal with BlackRock and its Affiliates on an arms-length basis. BlackRock, PNC or Merrill Lynch or another Affiliate may also have an ownership interest in certain trading or information systems used by the Fund. The Fund’s use of such trading or information systems may enhance the profitability of BlackRock and its Affiliates.

One or more Affiliates may act as broker, dealer, agent, lender or advisor or in other commercial capacities for the Fund. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate will be in its view commercially reasonable, although each Affiliate, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate and such sales personnel.

Subject to applicable law, the Affiliates (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Fund as broker, dealer, agent, lender, advisor or in other commercial capacities and no accounting to the Fund or their shareholders will be required, and no fees or other compensation payable by the Fund or their shareholders will be reduced by reason of receipt by an Affiliate of any such fees or other amounts. When an Affiliate acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Fund, the Affiliate may take commercial steps in its own interests, which may have an adverse effect on the Fund.

The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither BlackRock nor any of the Affiliates will have any obligation to allow their credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of BlackRock or any of the Affiliates in evaluating the Fund’s creditworthiness.

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Purchases and sales of securities for the Fund may be bunched or aggregated with orders for other BlackRock client accounts. The Investment Adviser and its advisory affiliates, however, are not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Fund. In addition, under certain circumstances, the Fund will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

The Investment Adviser may select brokers (including, without limitation, Affiliates of the Investment Adviser) that furnish the Investment Adviser, the Fund, other BlackRock client accounts or other Affiliates or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in the Investment Adviser’s view, appropriate assistance to the Investment Adviser in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services and products. Research or other services obtained in this manner may be used in servicing any or all of the Fund and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Fund based on the amount of brokerage commissions paid by the Fund and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Fund and to such other BlackRock client accounts. To the extent that the Investment Adviser uses soft dollars, it will not have to pay for those products and services itself. The Investment Adviser may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that the Investment Adviser receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by the Investment Adviser.

The Investment Adviser may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services the Investment Adviser believes are useful in their investment decision-making process. The Investment Adviser may from time to time choose not to engage in the above described arrangements to varying degrees.

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BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, PNC, Merrill Lynch and/or other Affiliates, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”

It is also possible that, from time to time, BlackRock or any of its Affiliates may, although they are not required to, purchase and hold shares of the Fund. Increasing the Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. BlackRock and its Affiliates reserve the right to redeem at any time some or all of the shares of the Fund acquired for their own accounts. A large redemption of shares of the Fund by BlackRock or its affiliates could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification and expense ratio. BlackRock will consider the effect of redemptions on the Fund and other shareholders in deciding whether to redeem its shares.

It is possible that the Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock, PNC or Merrill Lynch or another Affiliate has significant debt or equity investments or in which an Affiliate makes a market. The Fund also may invest in securities of companies to which an Affiliate provides or may someday provide research coverage. Such investments could cause conflicts between the interests of the Fund and the interests of other clients of BlackRock or another Affiliate. In making investment decisions for the Fund, the Investment Adviser is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock in the course of these activities. In addition, from time to time, the activities of Merrill Lynch or another Affiliate may limit the Fund’s flexibility in purchases and sales of securities. When Merrill Lynch or another Affiliate is engaged in an underwriting or other distribution of securities of an entity, the Investment Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Fund.

BlackRock, PNC, Merrill Lynch, other Affiliates, their personnel and other financial service providers have interests in promoting sales of the Fund. With respect to BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel, the remuneration and profitability relating to services to and sales of the Fund or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock, PNC, Merrill Lynch, other Affiliates and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Fund or their shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock, PNC, Merrill Lynch, other Affiliates and such personnel resulting from transactions on behalf of or management of the Fund may be greater than the remuneration and profitability resulting from other funds or products.

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BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated investment adviser. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to the unaffiliated investment adviser, or relate to compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

BlackRock may also have relationships with, and purchase, or distribute or sell, services or products from or to, distributors, consultants and others who recommend the Fund, or who engage in transactions with or for the Fund. For example, BlackRock may participate in industry and consultant sponsored conferences and may purchase educational, data related or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help BlackRock understand the consultant’s points of view on the investment management process. Consultants and other parties that provide consulting or other services to potential investors in the Fund may receive fees from BlackRock or the Fund in connection with the distribution of shares in the Fund or other BlackRock products. For example, BlackRock may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, collective trusts, or other products or services offered or managed by the Investment Adviser. BlackRock may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. BlackRock’s membership in such organizations allows BlackRock to participate in these conferences and educational forums and helps BlackRock interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, BlackRock’s personnel, including employees of BlackRock, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the Fund or that may recommend investments in the Fund. In addition, BlackRock, including the Investment Adviser, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. BlackRock’s personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the Fund or other dealings with the Fund that create incentives for them to promote the Fund or certain portfolio transactions.

To the extent permitted by applicable law, BlackRock may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the Fund and/or other BlackRock products. In addition to placement fees, sales loads or similar distribution charges, such payments may be made out of BlackRock’s assets, or amounts payable to BlackRock rather than a separately identified charge to the Fund or other products. Such payments may compensate Intermediaries for, among other things: marketing the Fund and other products; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Fund and other products. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote certain products, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by BlackRock may also compensate Intermediaries for sub-accounting, administrative and/or shareholder processing services that are in addition to the fees paid for these services by such products. See also, “Purchase of Shares — Other Compensation to Selling Dealers” in this Statement of Additional Information.

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The payments made by BlackRock may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend certain products based, at least in part, on the level of compensation paid.

To the extent permitted by applicable law, the Fund may invest all or some of its short term cash investments in any money market fund advised or managed by BlackRock. In connection with any such investments, the Fund, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund in which it invests, which may result in a Fund bearing some additional expenses.

The Investment Adviser, its Affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Adviser that are the same, different from or made at different times than positions taken for the Fund. To lessen the possibility that the Fund will be adversely affected by this personal trading, the Fund and the Investment Adviser each has adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. The Code of Ethics can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 551-8090. The Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the Commission’s Public Reference Section, Washington, DC 20549-0102.

The Investment Adviser and its Affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Fund and/or the Investment Adviser by the Commission. These transactions would be effected in circumstances in which the Investment Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

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From time to time, the activities of the Fund may be restricted because of regulatory requirements applicable to BlackRock, PNC or Merrill Lynch or another Affiliate and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when the Investment Adviser may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate is performing investment banking, market making or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Fund may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if personnel of BlackRock or its Affiliates serve as directors of companies the securities of which the Fund wish to purchase or sell. However, if permitted by applicable law, the Fund may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by an Affiliate, or in cases in which personnel of BlackRock or its Affiliates are directors or officers of the issuer.

The investment activities of one or more Affiliates for their proprietary accounts and for client accounts may also limit the investment strategies and rights of the Fund. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause BlackRock, the Fund or other client accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of the Investment Adviser on behalf of clients (including the Fund) to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, the Investment Adviser on behalf of clients (including the Fund) may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when the Investment Adviser, in its sole discretion, deem it appropriate.

Present and future activities of BlackRock and its Affiliates, including the Investment Adviser, in addition to those described in this section, may give rise to additional conflicts of interest.

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Item 15. Portfolio Managers.

Information Regarding the Portfolio Managers

Robert C. Doll, Jr. is the Fund’s portfolio manager and is primarily responsible for the day-to-day management of the Fund. Jonathan Clark is responsible for the Fund’s asset allocation process.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Fund for which the Fund’s portfolio managers are primarily responsible for the day-to-day portfolio management as of the Fund’s fiscal year ended October 31, 2006.

Name of Portfolio Manager	Number of Other Accounts Managed and Assets by Account Type			Number of Accounts and Assets for Which Advisory Fee is Performance-Based
	Registered Investment Companies	Other Pooled Investment Vehicles	Other accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other accounts
Robert C. Doll, Jr.	24 $22,627,512,233	6 $930,762,530	9 $1,158,411,336	0 $0	0 $0	1 $233,243,850
Jonathan Clark	8 $1,491,696,795	0 $0	0 $0	0 $0	0 $0	0 $0

Portfolio Manager Compensation Overview

The portfolio manager compensation program of BlackRock Advisors, LLC and its affiliates (collectively, herein “BlackRock”) is critical to BlackRock’s ability to attract and retain the most talented asset management professionals. This program ensures that compensation is aligned with maximizing investment returns and it provides a competitive pay opportunity for competitive performance.

Compensation Program

The elements of total compensation for BlackRock portfolio managers are: fixed base salary, annual performance based cash and stock compensation (cash and stock bonus) and other benefits. BlackRock has balanced these components of pay to provide portfolio managers with a powerful incentive to achieve consistently superior investment performance. By design, portfolio manager compensation levels fluctuate — both up and down - with the relative investment performance of the portfolios that they manage.

Base Salary

Under the BlackRock approach, like that of many asset management firms, fixed base salaries represent a relatively

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small portion of a portfolio manager’s total compensation. This approach serves to enhance the motivational value of the performance-based (and therefore variable) compensation elements of the compensation program.

Performance-Based Compensation

BlackRock believes that the best interests of investors are served by recruiting and retaining exceptional asset management talent and managing their compensation within a consistent and disciplined framework that emphasizes pay for performance in the context of an intensely competitive market for talent. To that end, the portfolio manager incentive compensation is based on a formulaic compensation program.

BlackRock’s formulaic portfolio manager compensation program includes: pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and/or 5-year performance periods and a measure of operational efficiency. If a portfolio manager’s tenure is less than 5-years, performance periods will reflect time in position. Portfolio managers are compensated based on products they manage. Due to Mr. Doll’s unique position (as Portfolio Manager, Vice Chairman and Director of BlackRock, Inc., Global Chief Investment Officer for Equities, Chairman of the BlackRock Private Client Operating Committee, and member of the BlackRock Executive Committee), his compensation does not solely reflect his role as portfolio manager of the funds managed by him. The performance of his fund(s) is included in consideration of his incentive compensation but, given his multiple roles and the balance of the components of pay, the performance of his fund(s) is not the primary driver of his compensation. Mr. Clark’s incentive compensation is derived based on the pre-tax performance of all the products he manages, including investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods, performance relative to peers, external market conditions and year over year performance. A smaller discretionary element of portfolio manager compensation may include consideration of: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, supervision, technology and innovation. All factors are considered collectively by BlackRock management.

Cash Bonus

Performance-based compensation is distributed to portfolio managers in a combination of cash and stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers.

Stock Bonus

A portion of the dollar value of the total annual performance-based bonus is paid in restricted shares of stock of BlackRock, Inc. (the “Company”). Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on the Company’s ability to sustain and improve its performance over future periods. The ultimate value of stock bonuses is dependent on future Company stock price performance. As such, the stock bonus aligns each portfolio manager’s financial interests with those of the Company’s shareholders and encourages a balance between short-term goals and long-term strategic objectives. Management strongly believes that providing a significant portion of competitive performance-based compensation in stock is in the best interests of investors and shareholders. This approach ensures that portfolio managers participate as shareholders in both the “downside risk” and “upside opportunity” of the Company’s performance. Portfolio managers, therefore, have a direct incentive to protect the Company’s reputation for integrity.

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Other Compensation Program

Portfolio managers who meet relative investment performance and financial management objectives during a performance year are eligible to participate in a deferred cash program. Awards under this program are in the form of deferred cash that may be benchmarked to a menu of BlackRock mutual funds (including their own fund) during a five-year vesting period. The deferred cash program aligns the interests of participating portfolio managers with the investment results of BlackRock products and promotes continuity of successful portfolio management teams.

Other Benefits

Portfolio managers are also eligible to participate in broad-based plans offered generally to BlackRock employees, including broad-based retirement, 401(k), health, and other employee benefit plans.

Potential Material Conflicts of Interest

Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account, including the following:
Certain investments may be appropriate for the Fund and also for other clients advised by the Investment Adviser and its affiliates, including other client accounts managed by the Fund’s portfolio management team. Investment decisions for the Fund and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. Frequently, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one but less than all clients. Likewise, because clients of the Investment Adviser and its affiliates may have differing investment strategies, a particular security may be bought for one or more clients when one or more other clients are selling the security. The investment results for the Fund may differ from the results achieved by other clients of the Investment Adviser and its affiliates and results among clients may differ. In addition, purchases or sales of the same security may be made for two or more clients on the same day. In such event, such transactions will be allocated among the clients in a manner believed by the Investment Adviser to be equitable to each. The Investment Adviser will not determine allocations based on whether it receives a performance based fee from the client. In some cases, the allocation procedure could have an adverse effect on the price or amount of the securities purchased or sold by the Fund. Purchase and sale orders for the Fund may be combined with those of other clients of the Investment Adviser and its affiliates in the interest of achieving the most favorable net results to the Fund.

To the extent that the Fund’s portfolio managers have responsibilities for managing accounts in addition to the Fund, the portfolio managers will need to divide their time and attention among relevant accounts.

In some cases, a real, potential or apparent conflict may also arise where (i) the Investment Adviser or a portfolio manager may have an incentive, such as a performance based fee, in managing one account and not with respect to other accounts managed or (ii) a portfolio manager owns an interest in one fund or account he or she manages and not another.

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Fund Ownership

The following table sets forth the dollar range of equity securities of the Fund beneficially owned by the portfolio manager as of the fiscal year ended October 31, 2006.

Portfolio Manager	Dollar Range
Robert C. Doll, Jr.	None
Jonathan A. Clark	None

Item 16. Brokerage Allocation and Other Practices.

Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Fund’s portfolio transactions related to the Protection Component and the allocation of brokerage. FAM, as investment adviser to the Master Portfolio, is primarily responsible for the execution of portfolio transactions at the Master Portfolio level. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund and the Master Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, the Fund and the Master Portfolio do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Advisor and its clients, including the Fund and the Master Portfolio. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund and the Master Portfolio.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities,

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individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund and the Master Portfolio may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies.

In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund and the Master Portfolio to the Investment Adviser are not reduced as a result of the Investment Adviser’s receipt of research services.

In some cases, the Investment Adviser may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund or the Master Portfolio may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Investment Adviser does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund and the Master Portfolio; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Investment Adviser neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

The Fund and the Master Portfolio anticipate that brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transactions costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund and the Master Portfolio will endeavor to achieve the best net results in effecting portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.
For the fiscal years ended October 31, 2006, 2005 and 2004, the Fund paid no brokerage commissions.

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Information about the brokerage commissions paid by the Master Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

Fiscal Year Ended October 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
2006	$1,244,641	$ 0
2005	$1,130,503	$ 0
2004	$1,478,021	$5,400

The value of the Master Portfolio’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended October 31, 2006 are as follows:

Regular Broker/Dealer	Debt(D)/Equity(E)	Aggregate Holdings(000’s)
JPMorgan Chase & Co.	E	$85,392
Morgan Stanley	E	$62,367
Goldman Sachs Group, Inc.	E	$58,835
The Bear Stearns Cos., Inc.	E	$46,919
Citigroup Inc.	E	$43,138

The Fund and the Master Portfolio may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and the Master Portfolio and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund and the Master Portfolio as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Because transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund and the Master Portfolio will not deal with affiliated persons, including BlackRock and its affiliates, in connection with such transactions. However, an affiliated person of the Fund and the Master Portfolio may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund and the Master Portfolio may not purchase securities during the existence of any underwriting syndicate for such securities of which BlackRock is a member or in a private placement in which BlackRock serves as placement agent except pursuant to procedures approved by the Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

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The Fund and the Master Portfolio have received an exemptive order from the Commission permitting them to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund and the Master Portfolio have also retained an affiliated entity of the Investment Adviser as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended October 31, 2006, 2005 and 2004, the lending agent received no securities lending agent fees from the Fund. For the fiscal years ended October 31, 2004, 2005, and 2006 the lending agent received $87,678, $77,387 and $197,604 respectively, from the Master Portfolio in securities lending agent fees. In connection with securities lending activities, the lending agent may, on behalf of the Fund and the Master Portfolio, invest cash collateral received by the Fund or the Master Portfolio for such loans in, among other things, a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Fund and the Master Portfolio may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Fund or the Master Portfolio acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s or the Master Portfolio expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund or the Master Portfolio. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser’s waiver of a portion of its advisory fee.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund or the Master Portfolio in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and the Master Portfolio and annual statements as to aggregate compensation will be provided to the Fund or the Master Portfolio.

The Trustees have considered the possibility of seeking to recapture for the benefit of the Fund and Master Portfolio brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

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Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If, the Master Portfolio purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Portfolio Turnover

The Fund and the Master Portfolio will effect portfolio transactions without regard to a holding period if, in the Investment Adviser’s judgment, such transactions are necessary in order to reallocate its assets between the Core Component or Protection Component during the Guarantee Period or are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The continuous reallocation of Fund or Master Portfolio assets may cause the Fund and the Master Portfolio to have a higher portfolio turnover rate as compared to other mutual funds. Higher portfolio turnover may involve greater tax consequences for investors and correspondingly greater transaction costs in the form of the dealer spreads and brokerage commissions, which are borne directly by the Fund or Master Portfolio.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A.

The Trust was organized as a statutory trust under Delaware law on July 15, 2002. Effective August 6, 2002 the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. Effective September 29, 2006, the Trust changed its name from Merrill Lynch Principal Protected Trust to BlackRock Principal Protected Trust. The Fund is a separate series of the Trust. Under the Agreement and Declaration of Trust, that establishes the Trust, the Trustees are authorized to issue beneficial interests in each series of the Trust and create future series. Under the Agreement and Declaration of Trust, the Trustees may also, subject to applicable law, (i) divide the beneficial interest in each series or class thereof into shares, with or without par value as the Trustees shall determine; (ii) issue shares without limitation as to number (including fractional shares) at such time or times and on such terms as the Trustees may deem appropriate; (iii) classify or reclassify any issued shares of any series or class thereof into shares of one or more series or classes thereof; and (iv) take such other action with respect to the shares as the Trustees may deem desirable. The Fund’s shares currently are divided into Investor A, Investor B, Investor C and Institutional shares; prior to October 2, 2006, the Fund's shares were designated Class A, Class B, Class C and Class I respectively. Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

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Subject to the distinctions permitted among classes of the same series as established by the Trustees consistent with the requirements of the Investment Company Act, each share of a series of the Trust represents an equal beneficial interest in the net assets of such series, and each holder of shares of a series is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Trustees and any other matter submitted to a shareholder vote except that shareholders of the classes bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenses (except that Investor B shareholders may vote upon any material change to expenses charged under the Investor A Distribution Plan). The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Trustees. Also, the by-laws of the Trust require that a special meeting of stockholders of the Fund be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Delaware law. Voting rights for Trustees are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of the Fund is entitled to participate equally in any dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related solely to one class will be borne solely by such class.

Fund Asset Management, L.P., the previous investment adviser of the Fund, and its affiliates provided the initial capital for the Trust by purchasing approximately 20,000 shares of beneficial interest in the Trust, including shares of the Fund. Such shares were acquired for investment and can only be disposed of by redemption.

During the Post-Guarantee Period, the Fund will become a feeder fund that invests all of its assets in the Master Portfolio in a master/feeder structure, and will not make direct investments in securities. Finally, the Board of Trustees may also cause the Fund to be liquidated or combined with another fund. Each of these actions may be taken without shareholder approval, unless otherwise required by law.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in Part A of this Registration Statement.

(a) Purchase of Shares of the Fund.

The Fund is in the Guarantee Period and is not currently offering its shares for sale.

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The Fund has outstanding four classes of shares: shares of Investor A and Institutional were sold to investors choosing the initial sales charge alternatives and shares of Investor B and Investor C were sold to investors choosing the deferred sales charge alternatives. (Effective December 28, 2005, Institutional shares are no longer subject to a sales charge.) Each Investor A, Investor B, Investor C and Institutional share of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Investor A, Investor B and Investor C shares bear the expenses of the ongoing service fees and Investor B and Investor C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and service fees that are imposed on Investor B and Investor C shares, as well as the service fees that are imposed on Investor A shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that service and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. Investor A, Investor B, Investor C and Institutional shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the service and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The purpose and function of the initial sales charges with respect to the Investor A and Institutional shares are the same as those of the CDSCs and distribution fees with respect to the Investor B and Investor C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

Set forth below is information regarding the front end sales charges received by the Fund, including amounts paid to Merrill Lynch, in connection with purchases of Investor A and Institutional shares for the periods shown. Prior to September 29, 2006, FAM Distributors, Inc. was the Fund’s sole Distributor. Effective September 29, 2006, FAMD and BlackRock Distributors, Inc. (“BDI”), each an affiliate of the Investment Adviser, act as the Fund’s co-Distributors.
Investor A

Fiscal Year Ended October 31,	Gross Sales Charges Collected	Sales Charges Retained by Distributors	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load Waived Shares
2006	$0	$0	$0	$0
2005	$0	$0	$0	$0
2004	$0	$0	$0	$71,809

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Institutional
Fiscal Year Ended October 31,	Gross Sales Charges Collected	Sales Charges Retained by Distributors	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load Waived Shares
2006	$0	$0	$0	$0
2005	$0	$0	$0	$0
2004	$0	$0	$0	$0

For the fiscal years ended October 31, 2006, 2005 and 2004, the Fund received no sales charges in connection with Investor A and Institutional shares.

During the Post-Guarantee period, the offering price of Investor A and Institutional shares will be each such class’ net asset value plus the applicable front-end sales charge.

FAMD and BlackRock Distributors, Inc., each an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (mailing address: P.O. Box 9081, Princeton, New Jersey 08543-9081) and 760 Moore Road, King of Prussia, PA 19406, respectively, act as Distributors for the Fund.

Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy.
Both Investor B and Investor C shares are subject to ongoing service fees and distribution fees; however, the ongoing service and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Investor B or Investor C shares. In addition, Investor B shares will be converted into Investor A shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees. The Fund’s Guarantee Period ends after approximately seven years, while Investor B shares of a Fund convert into Investor A shares after approximately eight years.

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During the Post-Guarantee Period, the public offering price of Investor B and Investor C shares will be the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

Contingent Deferred Sales Charges — Investor B Shares

Investor B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Investor B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge*
0 – 1	4.50%
1 – 2	4.00%
2 – 3	3.50%
3 – 4	3.00%
4 – 5	2.00%
5 – 6	1.00%
6 and thereafter	None

*	For purchases prior to October 2, 2006, the 4.00%/6-year CDSC in effect at that time will apply.

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.5% (the applicable rate in the third year after purchase).

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Investor B shareholders of the Fund exercising the exchange privilege described under “Shareholder Services Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period.
Conversion of Investor B Shares to Investor A Shares. After approximately eight years (the “Conversion Period”), Investor B shares of the Fund will be converted automatically into Investor A shares. Investor A shares are subject to an ongoing service fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Investor B shares. Automatic conversion of Investor B shares into Investor A shares will occur at least once each month (the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Investor B shares to Investor A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

In addition, shares purchased though reinvestment of dividends on Investor B shares also will convert pro rata based on the amount of shares being converted. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Investor B shares to Investor A shares of a Fund in a single account will result in less than $50 worth of Investor B shares being left in the account, all of the Investor B shares of that Fund held in the account on the Conversion Date will be converted to Investor A shares of that Fund.
In general, Investor B shares of equity BlackRock Funds convert approximately eight years after initial purchase and Investor B shares of taxable and tax-exempt fixed income BlackRock Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Investor B shares for Investor B shares of another fund with a different Conversion Period, the Conversion Period applicable to the Investor B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs.

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Contingent Deferred Sales Charges — Investor C Shares

Investor C shares that are redeemed within one year of purchase may be subject only to a 1% CDSC charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether a Investor C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Investor C CDSC will be imposed on increases in net asset value above the initial purchase price.

In addition, no Investor C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period. The Investor C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or redemption of Investor C shares by certain retirement plans.

Set forth below is information regarding the CDSCs received by the Fund, including amounts paid to Merrill Lynch for the Fund’s last three fiscal years, in connection with redemptions of Investor B and Investor C shares for the periods shown. Prior to September 29, 2006, FAMD was the Fund’s sole distributor. Effective September 29, 2006, FAMD and BlackRock Distributors, Inc. (“BDI“), each an affiliate of the Investment Adviser, act as the Fund’s co-Distributors.
	Investor B
Fiscal Year Ended October 31,	CDSCs Received by Distributors	CDSCs Paid to Merrill Lynch

2006	$342,751	$342,751
2005	$427,572	$427,572
2004	$463,441	$463,441

Investor C
Fiscal Year Ended October 31,	CDSCs Received by Distributors	CDSCs Paid to Merrill Lynch

2006	$ 50	$ 50
2005	$ 0	$ 0
2004	$108	$108

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The Investment Adviser compensates its financial advisors for selling Investor B and Investor C shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to a Fund in connection with the sale of the Investor B and Investor C shares, such as the payment of compensation to financial advisors for selling Investor B and Investor C shares from a dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Fund to sell the Investor B and Investor C shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Investor B and Investor C shares is limited by the NASD asset-based sales charge rule. See “Limitations on the Payment of Deferred Sales Charges” below.

Investor B and Investor C Shares — Contingent Deferred Sales Charge Waivers and Reductions
The contingent deferred sales charge on Investor B and Investor C shares is not charged in connection with: (1) redemptions of Investor B and Investor C shares purchased through certain authorized qualified employee benefit plans and rollovers of current investments in the Fund through such plans; (2) exchanges described in “Exchange Privilege” below; (3) redemptions made in connection with minimum required distributions due to the shareholder reaching age 70 1/2 from IRA and 403 (b)(7) accounts; (4) certain post-retirement withdrawals from an IRA or other retirement plan, if you are over 59 1/2 years old and you purchased your shares prior to October 2, 2006; (5) redemptions made with respect to certain retirement plans sponsored by the Fund, BlackRock or its affiliates; (6) redemptions resulting from shareholder death as long as the waiver request is made within one year of death or, if later, reasonably promptly following completion of probate (including in connection with the distribution of account assets to a beneficiary of the decedent); (7) withdrawals resulting from shareholder disability (as defined in the Internal Revenue Code) as long as the disability arose subsequent to the purchase of the shares; (8) involuntary redemptions of Investor B or Investor C shares in accounts with low balances as described in “Redemption of Shares” below; (9) redemptions made pursuant to a Systematic Withdrawal Plan, subject to certain limitations; (10) redemptions related to the payment of PFPC custodial IRA fees; and (11) redemptions when a shareholder can demonstrate hardship, in the absolute discretion of the Fund. In addition, no contingent deferred sales charge is charged on Investor B or Investor C shares acquired through the reinvestment of dividends or distributions.

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Distribution Plans
The Distribution Plan for Investor A, Investor B and Investor C shares of the Fund each provides that the Fund pays the Distributor a service fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor for providing, or arranging for the provision of, shareholder servicing activities with respect to Investor A, Investor B and Investor C shares. Each of those classes have exclusive voting rights with respect to the Distribution Plan adopted in respect to such class pursuant to which service and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The Distribution Plan for each of the Investor B and Investor C shares of the Fund each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor for providing or arranging for the provision of shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Investor B and Investor C shares of the Fund. The Distribution Plans relating to Investor B and Investor C shares are designed to permit an investor to purchase Investor B or Investor C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate selected securities dealers or financial intermediaries in connection with the sale of the Investor B and Investor C shares.

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The Fund’s Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.
Among other things, each Distribution Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the distribution and/or account maintenance fees paid to the Distributor. Payments under the Distribution Plan are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration quarterly and, in connection with their deliberations as to the continuance of the Distribution Plans, annually. Distribution-related revenues consist of the service fees. Distribution-related expenses consist of Financial Advisor compensation.

As of October 31, 2006, direct cash distribution revenues for the period since the commencement of operations of Investor B shares exceeded direct cash distribution expenses by $3,564,275 (3.54% of Investor B average daily net assets at that date). As of October 31, 2006, direct cash distribution revenues for the period since the commencement of operations of Investor C shares exceeded direct cash distribution expenses by $1,883,678 (2.88% of Investor C average daily net assets at that date).

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For the fiscal year ended October 31, 2006, the Fund paid the Distributors $20,452 pursuant to the Investor A Distribution Plan (based on the average net assets subject to such Investor A Distribution Plan of approximately $8.2 million), all of which was paid to Merrill Lynch for providing shareholder servicing activities in connection with Investor A shares. For the fiscal year ended to October 31, 2006, the Fund paid the Distributors $1,157,202 pursuant to the Investor B Distribution Plan (based on the average net assets subject to such Investor B Distribution Plan of approximately $115.7 million) all of which was paid to Merrill Lynch for providing shareholder servicing and distribution related activities and services in connection with Investor B shares. For the fiscal year ended October 31, 2006, the Fund paid the Distributors $671,704 pursuant to the Investor C Distribution Plan (based on the average net assets subject to such Investor C Distribution Plan of $67.2 million), all of which was paid to Merrill Lynch for providing shareholder servicing and distribution-related activities and services in connection with Investor C shares.
Limitations on the Payment of Deferred Sales Charges
The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Investor B and Investor C shares, but not the service fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Investor B shares and Investor C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).

The following table sets forth comparative information as of October 31, 2006 with respect to Investor B shares and Investor C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule.

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Data Calculated as of October 31, 2006 (in thousands)
	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor (4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Investor B Shares for the period February 28, 2003 (commencement of operations) to October 31, 2006
Under NASD Rule as Adopted	$139,458	$8,689	$1,679	$10,368	$4,970	$5,398	$728

Investor C Shares for the period February 28, 2003 (commencement of operations) to October 31, 2006
Under NASD Rule as Adopted	$103,869	$6,490	$1,394	$7,884	$2,321	$5,563	$461
(1)	Purchase price of all eligible Investor B or Investor C shares sold during the periods indicated other than shares acquired through dividend reinvestments and the exchange privilege.
(2)	Includes amounts attributable to exchanges from BlackRock Summit Cash Reserves Fund (“Summit”) which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the “redeemed fund”). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3)	Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.
(4)	Consists of CDSC payments, distribution fee payments and accruals of the distribution fee. This figure may include CDSC that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge in Institutional shares, in conjunction with the shareholder’s participation in fee based programs sponsored by the Investment Adviser or its affiliates. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in such programs.
(5)	Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach the NASD maximum with respect to any class of shares.

Other Compensation to Selling Dealers. Pursuant to the Fund’s Distribution and Service Plans (the “Plans”), the Fund may pay FAM Distributors, Inc. (“FAMD”), BlackRock Distributors, Inc. (“BDI”) and/or BlackRock or any other affiliate of BlackRock fees for distribution and sales support services. In addition, the Fund may pay to brokers, dealers, financial institutions and industry professionals (including BlackRock, Merrill Lynch, Hilliard Lyons and their affiliates) (collectively, “Service Organizations”) fees for the provision of personal services to shareholders. In the past, BlackRock has retained a portion of the shareholder servicing fees paid by the Fund.

With respect to Investor B Shares, Service Organizations and other broker/dealers receive commissions from FAMD or BDI for selling Investor B Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of 0.75% of the average daily net asset value of the Fund’s outstanding Investor B Shares) are intended to cover the expense to FAMD or BDI of paying such up-front commissions, as well as to cover ongoing commission payments to broker/dealers. The contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the conversion period, after which Investor B Shares automatically convert to Investor A Shares.

With respect to Investor C Shares, Service Organizations and other broker/dealers receive commissions from FAMD or BDI for selling Investor C Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of 0.75% of the average daily net asset value of each Portfolio’s outstanding Investor C Shares) are intended to cover the expense to FAMD or BDI of paying such up-front commissions, as well as to cover ongoing commission payments to the broker/dealers. The contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor C Shares are redeemed within 12 months of purchase.

From time to time FAMD, BDI and/or BlackRock and their affiliates may voluntarily waive receipt of distribution fees under the Plans, which waivers may be terminated at any time.

The Fund currently does not make distribution payments with respect to Investor A, Service or Institutional Shares under the applicable Plans. However, the Plans permit FAMD, BDI, BlackRock and their affiliates to make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to the Fund). From time to time, FAMD, BDI, BlackRock or their affiliates may compensate affiliated and unaffiliated Service Organizations for the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These non-Plan payments would be in addition to the Fund payments described in this Statement of Additional Information for distribution and shareholder servicing. These non-Plan payments may take the form of, among other things, “due diligence” payments for a dealer’s examination of the Fund and payments for providing extra employee training and information relating to the Fund; “listing” fees for the placement of the Funds on a dealer’s list of mutual funds available for purchase by its customers; “finders” or “referral” fees for directing investors to the Fund; “marketing support” fees for providing assistance in promoting the sale of the Fund shares; payments for the sale of shares and/or the maintenance of share balances; CUSIP fees; maintenance fees; and set-up fees regarding the establishment of new accounts. The payments made by FAMD, BDI, BlackRock and their affiliates may be a fixed dollar amount or may be based on a percentage of the value of shares sold to, or held by, customers of the Service Organization involved, and may be different for different Service Organizations. The payments described above are made from FAMD’s, BDI’s, BlackRock’s or their affiliates’ own assets pursuant to agreements with Service Organizations and do not change the price paid by investors for the purchase of the Fund’s shares or the amount the Fund will receive as proceeds from such sales.

The payments described above may be made, at the discretion of FAMD, BDI, BlackRock or their affiliates to Service Organizations in connection with the sale and distribution of Fund shares. Pursuant to applicable NASD regulations, the details of certain of these payments, including the Service Organizations receiving such payments in connection with the sale and distribution of Fund shares, are required to be disclosed. As of the date of this Statement of Additional Information, as amended or supplemented from time to time, the following Service Organizations are receiving such payments: Citigroup, Fidelity, Merrill Lynch, UBS, Morgan Stanley, Linsco/Private Ledger, Wachovia Securities, Raymond James & Associates, Inc., Raymond James Financial Services, Inc., AXA Advisors, LLC, Oppenheimer & Co. Inc., MetLife Securities, Inc., Walnut Street Securities Inc., New England Securities Corporation and Tower Square Securities Inc. The level of payments made to these Service Organizations in any year will vary and normally will not exceed the sum of (a) 0.25% of such year’s Fund sales by that Service Organization and (b) 0.21% of the assets attributable to that Service Organization invested in the Fund.

In lieu of payments pursuant to the foregoing, FAMD, BDI, BlackRock, PFPC or their affiliates may make payments to the above-named Service Organizations of an agreed-upon amount that will not exceed the amount that would have been payable pursuant to the formula, and may also make similar payments to other Service Organizations.

If investment advisers, distributors or affiliates of mutual funds pay bonuses and incentives in differing amounts, financial firms and their financial consultants may have financial incentives for recommending a particular mutual fund over other mutual funds. In addition, depending on the arrangements in place at any particular time, a financial firm and its financial consultants may also have a financial incentive for recommending a particular share class over other share classes. You should consult your financial adviser and review carefully any disclosure by the financial firm as to compensation received by your financial adviser for more information about the payments described above.

Furthermore, FAMD, BDI, BlackRock and their affiliates may contribute to various non-cash and cash incentive arrangements to promote the sale of shares, and may sponsor various contests and promotions subject to applicable NASD regulations in which participants may receive prizes such as travel awards, merchandise and cash. Subject to applicable NASD regulations, FAMD, BDI, BlackRock and their affiliates may also (i) pay for the travel expenses, meals, lodging and entertainment of broker/dealers, financial institutions and their salespersons in connection with educational and sales promotional programs, (ii) sponsor speakers, educational seminars and charitable events and (iii) provide other sales and marketing conferences and other resources to broker/dealers, financial institutions and their salespersons.

BlackRock, Inc., the parent company of BlackRock, has agreed to pay PNC Bank, National Association and PNC Bank, Delaware (including Hilliard Lyons Asset Management, Wealth Management, Hawthorn and Institutional Investment Group) fees for administration and servicing with respect to assets of the Fund attributable to shares held by customers of such entities. These assets are predominantly in the Institutional Share Class of the Fund, with respect to which the Fund does not pay shareholder servicing fees under a Plan.

Service Organizations may charge their clients additional fees for account-related services. Service Organizations may charge their customers a service fee in connection with the purchase or redemption of Fund shares. The amount and applicability of such a fee is determined and disclosed to its customers by each individual Service Organization. Service fees typically are fixed, nominal dollar amounts and are in addition to the sales and other charges described in the Prospectuses and this Statement of Additional Information. Your Service Organization will provide you with specific information about any service fees you will be charged.

Pursuant to the Plans, the Fund may enter into service arrangements with Service Organizations pursuant to which Service Organizations will render certain support services to their customers (“Customers”) who are the beneficial owners of Service, Investor A, Investor B and Investor C Shares of the Fund. Such services will be provided to Customers who are the beneficial owners of Shares of such classes and are intended to supplement the services provided by the Fund’s Manager, Administrator and/or transfer agent to the Fund’s shareholders of record. In consideration for payment of a service fee of shares of each class owned beneficially by their Customers, Service Organizations may provide general shareholder liaison services, including, but not limited to (i) answering customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the Customers’ investments; and (ii) assisting Customers in designating and changing dividend options, account designations and addresses. To the extent a shareholder is not associated with a Service Organization, the shareholder servicing fees will be paid to BlackRock, and BlackRock will provide services.

In addition to, rather than in lieu of, distribution and shareholder servicing fees that the Fund may pay to a Service Organization pursuant to the Plans and fees the Fund pays to its transfer agent, a Fund may enter into non-Plan agreements with Service Organizations pursuant to which the Fund will pay a Service Organization for administrative, networking, recordkeeping, sub-transfer agency and shareholder services. These non-Plan payments are generally based on either (1) a percentage of the average daily net assets of Fund shareholders serviced by a Service Organization or (2) a fixed dollar amount for each account serviced by a Service Organization. The aggregate amount of these payments may be substantial. From time to time, BlackRock, FAMD, BDI or their affiliates also may pay a portion of the fees for administrative, networking, recordkeeping, sub-transfer agency and shareholder services described above at its or their own expense and out of its or their legitimate profits.

Redemption of Shares

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. Redemptions made for any reason prior to the Guarantee Maturity Date will reduce a shareholder’s Guaranteed Amount. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the net asset value per share of the Fund and your Guaranteed Amount.

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The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund or the Master Portfolio is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund. The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund or the Master Portfolio at such time.

The Trust, on behalf of the Fund, and the Master Trust on behalf of the Master Portfolio has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund and the Master Portfolio with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

In addition, during the Post-Guarantee Period, the Trustees may authorize the Trust to redeem all or any part of the outstanding shares of any class or series of the Trust, including the Fund, upon written notice to shareholders.

For a redemption request to be priced at the net asset value on the day of a request (or for redemptions on the Guarantee Maturity Date at the greater of the net asset value on that date and the shareholder’s Guaranteed Amount), the redemption order must be placed with a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the net asset value at the close of business on the next business day and will be priced according to market fluctuation.

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A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at PFPC Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019. Redemption requests delivered other than by mail should be delivered to P.O. Box 9819, Providence, Rhode Island 02940-8019. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register; and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-441-7762. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days.

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In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary prior to 4:00 p.m. on the same day. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund at the time required in order to obtain that day’s closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Funds (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Also, PFPC, the Transfer Agent, charges a fee of $7.50 for repurchase payments made by wire transfer and $15 for repurchase payments made by check sent via overnight mail. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth above.

Shareholder Services

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your financial advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time during the initial offering period by mailing a check directly to the Transfer Agent. A shareholder also may maintain an account through a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a brokerage account or account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

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Shareholders may transfer their Fund shares from a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

The Fund does not offer the ability to exchange into the Fund during the Guarantee Period. Because the Fund is not continuously offering its shares during the Guarantee Period, if a shareholder exchanges shares of the Fund for shares of another fund, the shareholder will not be able to effect an exchange back into the Fund during the Guarantee Period. In addition, the exchange will be considered a redemption and will reduce the shareholder’s Guaranteed Amount. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch or its affiliates may not be able to exchange Fund shares for shares of other BlackRock funds. Shareholders should consult their own securities dealer or other financial intermediary to determine their eligibility to exercise the exchange privilege.

U.S. shareholders of each class of shares of the Fund generally have an exchange privilege with other BlackRock-advised Funds, including Investor A and Investor B shares of BlackRock Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, which is a money market fund specifically designated for exchange by holders of shares of BlackRock funds. Shares with a net asset value of at least $1,000 are required to qualify for the exchange privilege for Investor A, Investor B and Investor C shares. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

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Exchanges of Investor A and Institutional Shares. Institutional shares are exchangeable with shares of the same class of other Funds. Investor A shares are exchangeable for Investor A shares of other Funds.

Exchanges of Institutional shares outstanding (“outstanding Institutional shares”) for Institutional shares of a second Fund or for shares of a money market fund (“new Institutional shares”) are effected on the basis of relative net asset value per Institutional share. Exchanges of Investor A shares outstanding (“outstanding Investor A shares”) for Investor A shares of a second Fund, or for shares of money market fund (“new Investor A shares”) are effected on the basis of relative net asset value per share.

Exchanges of Investor B and Investor C Shares. Shareholders with Investor B and Investor C shares outstanding (“outstanding Investor B or Investor C shares”) may be exchange their shares for Investor B or Investor C shares, respectively, of a second Fund or for shares of a money market fund (“new Investor B or Investor C shares”) on the basis of relative net asset value per Investor B or Investor C share, without the payment of any CDSC. Certain Funds impose different CDSC schedules. If you exchange your Investor B shares for shares of a fund with a different CDSC schedule, the CDSC schedule that applies to the shares exchanged will continue to apply. For purposes of computing the CDSC upon redemption of new Investor B or Investor C shares, the time you held both the exchanged Investor B or Investor C shares and the new Investor B shares or Investor C shares will count towards the holding period of the new Investor B or Investor C shares. For example, if you exchange Investor B shares of the Fund for those of a second Fund after having held the first Fund’s Investor B shares for two-and-a-half years, the 3.50% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Investor B shares of the second Fund and receive cash, there will be no CDSC due on this redemption since by adding the two-and-a-half year holding period of the first Fund’s Investor B shares to the four year holding period for the second Fund’s Investor B shares, you will be deemed to have held the second Fund’s Investor B shares for more than six years. The length of the CDSC period was extended from four years to six years on June 1, 2001 for certain equity Funds and from four to six years (or from one to three years for certain funds) on December 1, 2002 for certain fixed income Funds. Investor B shares of the applicable Funds purchased prior to these dates are subject to the shorter CDSC schedule in effect at the time of purchase. This shorter CDSC schedule will also generally apply to Investor B shares received in exchange for such shares.

Exchanges for Shares of a Money Market Fund. You may exchange any class of Investor shares or Institutional shares for shares of a money market fund. If you exchange into BlackRock Summit Cash Reserves Fund (“Summit”), a series of BlackRock Financial Institutions Series Trust, you will receive one of two classes of shares: exchanges of Investor A and Institutional shares of the Fund will receive Investor A shares of Summit and exchanges of Investor B and Investor C shares of the Fund will receive Investor B shares of Summit. You may exchange Investor A shares of Summit back into Investor A or Institutional shares of the Fund. You may exchange Investor B shares of Summit back into Investor B or Investor C shares of the Fund and, in the event of such an exchange, the period of time that you held Investor B shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Investor B shares. Investor B shares of Summit are subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Investor B shares. Exchanges of Class B or Class C shares of a money market fund other than Summit for Investor B or Investor C shares of the Fund will be exercised at net asset value. However, a CDSC will be charged in connection with the redemption of the Investor B or Investor C shares of the Fund received in the exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Investor B and Investor C shares of the Fund received in the exchange, the holding period of the money market fund Class B or Class C shares originally held will be added to the holding period of the Investor B or Investor C shares acquired through exchange.

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Exchanges by Participants in Certain Programs. The exchange privilege may be modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by the Investment Adviser, an affiliate of the Investment Adviser, or selected securities dealers or other financial intermediaries that have an agreement with a Distributor. See “Fee-Based Programs” below.

Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your financial adviser or PFPC, who will advise the Fund of the exchange. You may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed exchange application.

A shareholder who wishes to make an exchange may do so by sending a written request to the Fund c/o PFPC at the following address: PFPC Inc., P.O. Box 9819, Providence, RI 02940-8019. Shareholders are automatically provided with telephone exchange privileges when opening an account, unless they indicate on the Application that they do not wish to use this privilege. To add this feature to an existing account that previously did not provide this option, a Telephone Exchange Authorization Form must be filed with PFPC. This form is available from PFPC. Once this election has been made, the shareholder may simply contact the Fund by telephone at (800) 441-7762 to request the exchange. During periods of substantial economic or market change, telephone exchanges may be difficult to complete and shareholders may have to submit exchange requests to PFPC in writing.

If the exchanging shareholder does not currently own shares of the investment portfolio whose shares are being acquired, a new account will be established with the same registration, dividend and capital gain options and broker of record as the account from which shares are exchanged, unless otherwise specified in writing by the shareholder with all signatures guaranteed by an eligible guarantor institution as defined below. In order to participate in the Automatic Investment Program or establish a Systematic Withdrawal Plan for the new account, however, an exchanging shareholder must file a specific written request.

Any share exchange must satisfy the requirements relating to the minimum initial investment requirement, and must be legally available for sale in the state of the investor’s residence. For Federal income tax purposes, a share exchange is a taxable event and, accordingly, a capital gain or loss may be realized. Before making an exchange request, shareholders should consult a tax or other financial adviser and should consider the investment objective, policies and restrictions of the investment portfolio into which the shareholder is making an exchange. Brokers may charge a fee for handling exchanges.

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This exchange privilege may be modified or terminated in accordance with the rules of the SEC. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. The Fund may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by a Distributor.

Fee-Based Programs. Certain fee-based programs offered by the Investment Adviser and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Institutional shares at net asset value. Under specified circumstances, during the Post-Guarantee Period, participants in certain Programs may deposit other classes of shares, which will be exchanged for Institutional shares of the Fund. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Shareholders that participate in a fee based program generally have two options at termination. The program can be terminated and the shares liquidated or the program can be terminated and the shares held in an account. If a shareholder chooses to redeem the shares held through the program, the shareholder will no longer receive the benefit of the Policy with respect to those shares. In addition, upon termination of participation in certain Programs, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Because Fund shares are not offered during the Guarantee Period, you will not be able to avoid such Program fees by repurchasing Fund shares during that time. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program’s client agreement and from the Transfer Agent at 1-800-441-7762.

Retirement and Education Savings Plans. Individual retirement accounts and other retirement and education savings plans are available from selected securities dealers or other financial intermediaries. Under these plans, investments may be made in the Fund and certain of the other mutual funds advised by the Investment Adviser or its affiliates as well as in other securities. There may be fees associated with investing through these plans.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and Coverdell Education Savings Accounts, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings account should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

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Automatic Investment Plans

You may not make additions to an investment account during the Guarantee Period. After the Guarantee Period, you may make additions to an Investment Account through a service known as the Automatic Investment Plan. Under the Automatic Investment Plan, a Fund is authorized, on a regular basis, to provide systematic additions to your Investment Account through charges of $50 or more to your regular bank account by either pre-authorized checks or automated clearing house debits. If you buy shares of a Fund through certain accounts, no minimum charge to your bank account is required. Contact your financial advisor or other financial intermediary for more information.

Automatic Dividend Reinvestment Plan

The Fund will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. All distributions are reinvested at net asset value in the form of additional full and fractional shares of the same class of shares of the Fund unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after its receipt by PFPC. Over the course of a year, substantially all of the Fund’s net investment income, if any, will be declared as dividends. Net realized capital gains (including net short-term capital gains), if any, will be distributed by each Fund at least annually.

(b) Fund Reorganizations. Not applicable

(c) Pricing of Shares

The net asset value of the shares of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

A principal asset of the Fund will normally be its interest in the underlying Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of the Master Portfolio, including the investment advisory fees, are accrued daily. Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the applicable Investment Adviser and Distributor, are accrued daily.

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The per share net asset value of Investor A, Investor B and Investor C shares generally will be lower than the per share net asset value of Institutional shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Investor B and Investor C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Investor A shares. Moreover, the per share net asset value of the Investor B and Investor C shares generally will be lower than the per share net asset value of Investor A shares, reflecting the daily expense accruals of the distribution fees and higher agency fees applicable with respect to Investor B and Investor C shares of the Fund. Also, dividends paid on Investor A and Institutional shares will generally be higher than dividends paid on Investor B and Investor C shares because Investor A and Institutional shares have lower expenses. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.
Securities that are held by the Fund that are traded on stock exchanges or the NASDAQ Stock Market, Inc. are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Fund. Long positions traded in the OTC market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Fund.

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Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Fund’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Fund’s Board of Trustees.
(d) Redemption in kind. Not applicable
(e) Arrangements Permitting Frequent Purchases and Redemptions. Not applicable.

Item 19. Taxation of the Trust.

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to the Fund’s shareholders at least annually. Shareholders may elect in writing to receive any such dividends in cash. Cash dividends will reduce your Guaranteed Amount.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan” above. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Investor B and Investor C shares will be lower than the per share dividends on Investor A and Institutional shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Investor B and Investor C shares; similarly, the per share dividends on Investor A shares will be lower than the per share dividends on Institutional shares as a result of the account maintenance fees applicable with respect to Investor A shares. See “Pricing of Shares — Determination of Net Asset Value.” Within 60 days after the end of the Fund’s taxable year, each shareholder will receive notification summarizing the dividends he or she received that year. This notification will also indicate whether those dividends should be treated as ordinary income or long-term capital gains.

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Taxes

The Fund intends to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Investor A, Investor B, Investor C and Institutional shareholders (“shareholders”). The Fund intends to distribute substantially all of such income and gains.

Qualification of the Fund as a RIC requires, among other things, that (a) at least 90% of the Fund’s annual gross income be derived from interest, dividends, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year. (i) at least 50% of the fair market value of its assets is represented by cash, U.S. Government securities and other stock or securities are limited, in respect of any one issuer, to an amount not greater than 5% of the fair market value of the Fund’s assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the fair market value of its assets is invested in the securities of any one issuer (other than U.S. Government securities or securities of other RICs); and (c) the Fund distribute to its shareholders at least 90% of its net taxable investment income and short-term (but not long-term) capital gains and 90% of its net tax exempt interest income, if any, in each year.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income. Pursuant to recently enacted legislation, certain ordinary income dividends received by non-corporate shareholders (including individuals) may be eligible for long-term capital gain tax rates. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in options, futures and warrants) (“capital gain dividends”) are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits (as determined under U.S. federal income tax principles) will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Long term capital gains are taxable at preferential rates. Generally not later than 60 days after the close of its taxable year, a Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends, as well as any amount of capital gain dividends or other dividends eligible for long-term capital gains tax rates.

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Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for federal income tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Investor B shareholders on the conversion of their Investor B shares for Investor A shares. A shareholder’s basis in the Investor A shares acquired will be the same as such shareholder’s basis in the Investor B shares converted, and the holding period of the acquired Investor A shares will include the holding period of the converted Investor B shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The Fund will invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.

While the tax character of a payment in respect of the Guaranteed Amount is not free from doubt, should it be necessary for Ambac to make a payment to the Fund under the Policy, the Fund intends to treat at least a portion of this payment as a capital gain to the Fund. Such gain would be offset by any allowable capital losses.
Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under an applicable treaty. However, pursuant to recently enacted legislation, for taxable years beginning after December 31, 2004 and before January 1, 2008, certain interest related dividends and short term capital gain dividends paid by the Fund to a foreign shareholder and designated as such would be eligible for an exemption from U.S. withholding tax. Interest-related dividends generally are dividends derived from certain interest income earned by a Fund that would not be subject to U.S. withholding tax if earned by a foreign shareholder directly. Short-term capital gain dividends generally are dividends derived from the excess of a Fund’s net short-term capital gains over net long-term capital losses. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.
Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to a Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

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Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Tax Treatment of Options and Futures Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options, forward foreign exchange and futures contracts held by a Fund that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such contract will be treated as sold for its fair market value on the last business day of the taxable year. Generally, unless such contract is a forward foreign exchange contract, or is a listed non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments. Any net mark-to-market gains and/or gains from “constructive sales” (as described below) may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gain or loss realized by the Fund from a closing transaction with respect to options written by the Fund, or gain from the lapse of any such option, will be treated as short-term capital gain or loss. Gain or loss realized by the Fund from options (other than options that are section 1256 contracts) purchased by the Fund, as well as loss attributable to the lapse of such options, will be treated as capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon whether the Fund held the particular option for more than one year.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In such case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

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Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for federal income tax purposes of losses incurred in certain sales of securities and closing transactions with respect to options, futures and forward foreign exchange contracts or to treat certain long-term capital gains as short-term capital gains and certain short-term capital losses as long-term capital losses. The Fund may also be required to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Code Section 1259 of the Code, which deals with “constructive sale” of appreciated positions, may apply to accelerate the recognition of income for federal income tax purposes. In addition, Code Section 1260, which applies to certain “conversion transactions,” may treat all or a portion of the gain from certain transactions as ordinary income, rather than as capital gain.

Special Rules for Certain Foreign Currency Transactions

In general, gains from “foreign currencies” and from foreign currency options, relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts”and options (other than listed non-equity options) will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

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Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisors regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

Item 20. Underwriters.

FAMD and BlackRock Distributors, Inc. act as the Fund’s underwriters. See “Purchase of Shares of the Fund” above.

Item 21. Calculation of Performance Data.

From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Investor A, Investor B, Investor C and Institutional shares in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C shares, but does not take into account taxes payable on dividends or on redemption.

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Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rate of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by a Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemptions for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C shares, and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the redemption are calculated by applying the highest applicable marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

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In order to reflect the reduced sales charges in the case of Investor A shares, or the waiver of the CDSC in the case of Investor B or Investor C shares, applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

Total return figures are based on a Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

On occasion, the Fund may compare its performance to various indices, including the Standard & Poor’s 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its respective investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

Item 22. Financial Statements.

The Fund’s and the Master Portfolio’s audited financial statements, including the reports of the independent registered public accounting firm, are incorporated in this Part B by reference to the Fund’s 2006 Annual Report. Investors may request a copy of the Annual Report and Semi-Annual Report at no additional charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, Monday to Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits
Exhibit Number			Description

1	(a)	—	Declaration of Trust.(3)
	(b)	—	Certificate of Trust.(1)
	(c)	—	Certificate of Amendment of Certificate of Trust.(2)
	(d)	—	Certificate of Amendment to Certificate of Trust.(16)
2		—	By-Laws of Registrant.(2)
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4	(a)	—	Form of Investment Advisory Agreement between the Registrant, on behalf of BlackRock Core Principal Protected Fund (the “Fund”), and BlackRock Advisors, LLC.*
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(16)
5	(a)	—	Form of Unified Distribution Agreement between the Registrant and FAM Distributors, Inc. (“FAMD”).(7)
	(b)	—	Form of Unified Distribution Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).(10)
6		—	Not applicable.
7	(a)	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co., Inc.(5)
8	(a)	—	Form of Unified Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between the Registrant and PFPC, Inc.(7)
	(b)	—	Form of License Agreement relating to the use of name between Merrill Lynch & Co., Inc. (“ML & Co.”) and Registrant.(2)
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(6)
	(d)	—	Form of Financial Guarantee Agreement among the Registrant, on behalf of the Fund, FAM and Ambac Assurance Corporation.(8)
	(e)	—	Form of Fee Waiver Agreement (for Fund Operating Expenses) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.*
	(f)	—	Form of Fee Waiver Agreement (for the Management Agreement) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.*
	(g)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.*
	(h)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(9)
9		—	Not Applicable.
10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.*
	(b)	—	Consent of KPMG, LLP, independent registered public accounting firm for Ambac Assurance Corporation.*
11		—	Not applicable.
12		—	Certificate of Initial Shareholders.(2)
13	(a)	—	Form of Unified Investor A Distribution Plan.(7)
	(b)	—	Form of Unified Investor B Distribution Plan.(13)
	(c)	—	Form of Unified Investor C Distribution Plan.(14)
14	(a)	—	Not applicable.
	(b)	—	Powers of Attorney.(11)
	(c)	—	Power of Attorney.(12)
15		—	Form of Plan pursuant to Rule 18f-3.(4)
16		—	Code of Ethics.(15)

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*	Filed herewith.
(1)	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement filed on Form N-1A filed on July 15, 2002 (File No. 333-92404).
(2)	Incorporated by reference to the Identically numbered exhibit to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (filed No. 333-92404).
(3)	Incorporated by reference to the identically numbered exhibit to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on August 28, 2002 (File No. 333-92404).
(4)	Incorporated by reference to Exhibit No. 14 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on July 21, 2006 (File No. 2-62329).
(5)	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(6)	Incorporated by reference to exhibit number 8(d) to Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(7)	Incorporated by reference to the identically numbered exhibit to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on September 15, 2006 (File No. 2-62329).
(8)	Incorporated by reference to Exhibit No. 8(d)(1) to Registrant’s Registration Statement on Form N-1A filed on January 10, 2003 (File No. 333-92404).
(9)	Incorporated by reference to Amendment 6 to the Registrant’s Statement on Form N-1 of Merrill Lynch Global Technology Fund, Inc. (File No. 811-8721) filed on December 23, 2002.
(10)	Incorporated by reference to the identically numbered exhibit to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A filed on July 21, 2006 of Merrill Lynch Bond Fund, Inc. (File No. 2-62329).
(11)	Incorporated by reference to Exhibit 16 to Post-Effective No. 2 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected (File No. 333-110936) filed on March 17, 2006.
(12)	Incorporated by reference to Exhibit 16(c) to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust (File No. 2-74584) filed on February 24, 2006.
(13)	Incorporated by reference to Exhibit No. 13(c) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on September 15, 2006 (File No. 2-62329).
(14)	Incorporated by reference to Exhibit No. 13(e) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on September 15, 2006 (File No. 2-62329).
(15)	Incorporated by reference to Exhibit (r) to Post-Effective No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(16)	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement filed on Form N-1A filed on December 28, 2006.
Item 24. Persons Controlled by or under Common Control with Registrant.

As of February 12, 2007, the BlackRock Core Principal Protected Fund owned 4.37% of the beneficial interests of Master Large Cap Core Portfolio of Master Large Cap Series Trust. The Registrant does not control any person, and is not under common control with any person.
Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the “Investment Company Act”), and pursuant to Sections 2, 3 and 4, of Article VII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registration Statement), Sections 2, 3 and 4 of Article XI of the Registrant’s By-Laws (Exhibit 2 to this Registration Statement), and items a. and b. of Section 9 of the Registrant’s Distribution Agreement, the Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

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Article VII, Section 2 of the Registrant’s Declaration of Trust provides:

Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Article VII, Section 3 of the Registrant’s Declaration of Trust further provides:

Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

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Article VII, Section 4 of the Registrant’s Declaration of Trust further provides:

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Article XI, Section 2 of the Registrant’s By-Laws provides:

Section 2. Indemnification. Subject to the exceptions and limitation contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

Article XI, Section 3 of the Registrant’s By-Laws further provides:

Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

(1) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(2) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i)	by the court or other body before which the proceeding was brought

(ii)	by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)	by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

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Article XI, Section 4 of the Registrant’s By-Laws further provides:

Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Sections 9a. and 9 b. of the Registrant’s Distribution Agreement further provide:

a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund’s shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

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b. The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers, the applicable Fund, and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust, By-laws and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Investment Adviser.
(a) BlackRock Advisors, LLC is an indirect wholly owned subsidiary of BlackRock, Inc. BlackRock Advisors, LLC was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this item 26 about officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b) BlackRock Investment Management, LLC (“BIM”), is an indirect, wholly owned subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The information required by this Item 26 about officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisors Act of 1940 (SEC File No. 801-56972).
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(a) FAMD and BDI act as the principal underwriters for each of the following open-end registered investment companies, including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Basic Value Fund II, Inc., BlackRock Funds II, BlackRock Balanced Capital Fund, Inc. BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Technology Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, BlackRock Real Investment Fund, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch USA Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc. FAMD and BDI also acts as the principal underwriter for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.
BDI currently acts as distributor for BlackRock Funds, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is PO Box 9081, Princeton, New Jersey 08543-9011.

Name	Positions and Offices with FAMD	Positions and Offices with Registrant
Robert Zakem	President
Mitchell Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer	None
Martin Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Director	None
The principal business address of each director, officer of partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer of employee of the Registrant.
Name	Position With BDI
Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Kristen Nolan	Assistant Secretary and Assistant Clerk
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(c) Not applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of
(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b) FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as distributor).

(c) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as distributor).

(d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(e) BlackRock Investment Management, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).
(f) PFPC Inc. P.O. Box 9819 Providence, Rhode Island 02940-8019 (records relating to its functions as transfer agent and dividend disbursing agent).

Item 29. Management Services.

Other than as set forth under the caption “Management, Organization and Capital Structure” in Part A of the Registration Statement and under “Management of the Fund” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

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Item 30. Undertakings.

Capitalized terms used in these undertakings and not otherwise defined, have the respective meanings assigned to them in this Registration Statement.

1.	During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the insurance policy issued by Ambac under the Financial Guarantee Agreement. These significant events include (i) the termination of the Financial Guarantee Agreement; (ii) a default under the Financial Guarantee Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of Ambac; or (iv) a reduction in the credit rating of Ambac’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

2.	If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement with respect to the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), Ambac Financial Group (“AFG”) on behalf of Ambac (or such successors or substituted entities, as applicable) ceases to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for Ambac (or any successors or substituted entities thereto), as applicable, covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement as it relates to the Fund, the consent of the independent auditors of Ambac (or such successors or substituted entities), as applicable, regarding such reports.

3.	During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports (with respect to the Fund) to shareholders, an offer to supply the most recent annual and/or quarterly report of AFG, or its successors to the Policy or Financial Guarantee Agreement, free of charge, upon a shareholder’s request.

4.	At such times as the Trust files an amendment to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) which relates to the Fund, the Trust hereby undertakes to update its Registration Statement to incorporate by reference the annual report on Form 10-K or include the audited financial statements covering the periods that would otherwise have been required by Form 10-K for each of (i) AFG, as they relate to Ambac, (ii) Ambac’s successors to the Financial Guarantee Agreement, or (iii) any entity that is replaced or substituted for Ambac under a new financial guarantee agreement or the existing Financial Guarantee Agreement. Further, the Trust undertakes to include as an exhibit to any amendment to its Registration Statement filed under the 1933 Act, the consent of the independent auditors of AFG (or such successors or substituted entities, as applicable) regarding such reports.

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SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of February, 2007.

BLACKROCK PRINCIPAL PROTECTED TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

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SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of February, 2007.
MASTER LARGE CAP SERIES TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

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EXHIBIT INDEX

4	(a)	—	Form of Investment Advisory Agreement between the Registrant, on behalf of BlackRock Core Principal Protected Fund (the “Fund”), and BlackRock Advisors, LLC.
8	(e)	—	Form of Fee Waiver Agreement (for Fund Operating Expenses) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.
	(f)	—	Form of Fee Waiver Agreement (for the Management Agreement) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.
	(g)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.
10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
	(b)	—	Consent of KPMG, LLP, independent registered public accounting firm for Ambac Assurance Corporation.